Filed Pursuant to Rule 424(b)(5)
Registration No. 333-283556

P R O S P E C T U S S U P P L E M E N T

(To Prospectus dated December 2, 2024)

$2,000,000,000

Public Storage

Common Shares of Beneficial Interest

Public Storage and Public Storage Operating Company entered into an equity distribution agreement, dated December 2, 2024 (the “equity distribution agreement”), with Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as sales agents, forward sellers (except in the case of SMBC Nikko Securities America, Inc.) and/or principals (in any such capacity, each, a “Manager” and, collectively, the “Managers”), and the Forward Purchasers (as defined below), relating to the sale of our common shares of beneficial interest, $0.10 par value per share (“common shares”), offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the equity distribution agreement, common shares having an aggregate gross sales price of up to $2,000,000,000, as of the date of this prospectus supplement, may be sold from time to time through one or more of the Managers, acting as our sales agents or as agents for the applicable Forward Purchasers (in such capacity, each, a “Forward Seller” and, collectively, the “Forward Sellers”), or by us directly to one or more of the Managers, acting as principal, in each case acting severally and not jointly.

The equity distribution agreement contemplates that, in addition to the issuance and sale of our common shares by us through the Managers (or to the Managers acting as principals), we may enter into one or more forward sales agreements with each of Morgan Stanley & Co. LLC, BNP Paribas, Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, The Bank of Nova Scotia, The Toronto-Dominion Bank, UBS AG London Branch and Wells Fargo Bank, National Association (or their respective affiliates) (in such capacity, each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”). In connection with any such forward sale agreement, we expect that the applicable Forward Purchaser or its affiliate will, using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, attempt to borrow and sell, through its affiliated Forward Seller, our common shares to hedge such Forward Purchaser’s exposure thereunder, in accordance with the mutually accepted instructions related to such forward sale agreement. We will not receive any proceeds from any sales of our common shares through a Forward Seller in connection with a forward sale agreement.

Our common shares trade on the New York Stock Exchange (the “NYSE”) under the symbol “PSA.” On November 29, 2024 the last reported sale price of our common shares on the NYSE was $348.05 per share.

Sales of our common shares, if any, made through a Manager, acting as our sales agent or as agent for the applicable Forward Purchaser, or directly to a Manager, acting as principal, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions on the NYSE at market prices, sales made to or through a market maker, in block transactions or by any other method permitted by law, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or as otherwise agreed by us and the applicable Manager. No Manager is required to sell any specific number or dollar amount of our common shares but, as instructed by us, will make all sales using commercially reasonable efforts, consistent with their normal trading and sales practices and applicable law and regulation, and subject to the terms of the equity distribution agreement and our instructions. Our common shares to which this prospectus supplement relates will be sold only through one Manager at any given time on any given trading day. We and any of the Managers, as to itself, may suspend the offering of our common shares at any time upon proper notice, upon which the selling period will immediately terminate.

Each of the Managers will receive from us a commission for sales with respect to which it acts as our sales agent at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of our common shares sold through it from time to time under the equity distribution agreement. Each of the Forward Sellers will receive from us a commission at a mutually agreed rate in the form of a reduction to the initial forward sale price under the related forward sale agreement that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares sold through it during the applicable forward hedge selling period for such shares (which gross sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to expected dividends on our common shares if an “ex-dividend” date occurs during such forward hedge selling period). In connection with the sale of our common shares on our behalf, each of the Managers may be deemed to be an “underwriter” within the meaning of the Securities Act, and their compensation may be deemed to be underwriting discounts or commissions.

Under the terms of the equity distribution agreement, we may also sell our common shares to a Manager, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell our common shares to a Manager, as principal, we will enter into a separate terms agreement with that Manager setting forth the terms of such transaction, and we will describe any such terms agreement in a separate prospectus supplement or pricing supplement. Apart from any agreement set forth in a terms agreement, no Manager is required to purchase any common shares from us.

We have elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with our taxable year ended December 31, 1981. To assist us in maintaining our status as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our shares and a provision generally restricting shareholders from owning more than 3% in value or number, whichever is more restrictive, of any class or series of our common shares, including the common shares offered hereby. See “Description of Common Shares—Ownership Limitations” in the accompanying prospectus for a detailed description of the ownership, transfer and notification restrictions applicable to our common shares.

Investing in our common shares involves risks. You should read carefully and consider the “Risk Factors” beginning on page S-4 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state or other securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Morgan Stanley	BNP PARIBAS	BofA Securities	Citigroup
Goldman Sachs & Co. LLC	J.P. Morgan	Scotiabank	SMBC Nikko

TD Securities	UBS Investment Bank	Wells Fargo Securities

The date of this prospectus supplement is December 2, 2024

Prospectus Supplement

Prospectus

S-i

Neither we nor the Managers, Forward Sellers or Forward Purchasers have authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed by us with the SEC for use in connection with this offering. We and the Managers, Forward Sellers or Forward Purchasers are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any such free writing prospectus is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference herein or any earlier date specified for such information. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part consists of this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated December 2, 2024, including the documents it incorporates by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under “Risk Factors” in this prospectus supplement and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “the Company,” “we,” “us,” “our” and similar references mean Public Storage and, where the context requires, its direct and indirect subsidiaries, including Public Storage Operating Company. All references to “PSOC” refer to Public Storage Operating Company.

S-iii

SUMMARY

This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common shares. To understand this offering fully prior to making an investment decision, you should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference in the prospectus supplement and accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus. You should also carefully consider the “Risk Factors” sections in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2023, incorporated by reference in this prospectus supplement and the accompanying prospectus, as such may be updated in any future filings we make under the Exchange Act.

The Company

We acquire, develop, own, and operate self-storage facilities, which offer storage spaces for lease on a month-to-month basis, for personal and business use. We are the largest owner of self-storage facilities in the U.S., with physical presence in most major markets and 40 states. At September 30, 2024, we owned interests in 3,053 self-storage facilities (with approximately 219.5 million net rentable square feet) operating under the Public Storage® name, and 1.1 million net rentable square feet of commercial and retail space. In addition, we managed 280 facilities (with approximately 21.0 million net rentable square feet) for third parties at September 30, 2024.

At September 30, 2024, we owned an approximate 35% common equity interest in Shurgard Self Storage Limited, a public company traded on the Euronext Brussels under the “SHUR” symbol, which owned 315 self-storage facilities (with approximately 17 million net rentable square feet) located in seven Western European countries, all operating under the Shurgard® name.

As a result of an internal reorganization into an umbrella partnership real estate investment trust, which was effected in August 2023, PSOC is the entity through which Public Storage conducts substantially all of its operations and owns substantially all of its assets. PSOC is wholly owned by Public Storage OP, L.P. (“PSA OP”), a Delaware limited partnership. As of September 30, 2024, Public Storage owned all of the general partner interests and approximately 99.87% of the limited partnership interests of PSA OP, with the remaining 0.13% of limited partnership interests owned by certain trustees and officers of Public Storage.

Corporate Matters

Our principal executive offices are located at 701 Western Avenue, Glendale, California 91201 and our main telephone number is (818) 244-8080. Our website address is www. https://www.publicstorage.com. None of the information on, or accessible through, our website is incorporated in, or constitutes a part of, this prospectus supplement or the accompanying prospectus, and the inclusion of our website address in this prospectus supplement and the accompanying prospectus is an inactive textual reference only.

THE OFFERING

Common shares offered from time to time under this prospectus supplement and the accompanying prospectus	Our common shares having an aggregate gross sales price of up to $2,000,000,000. The common shares offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Managers, acting as principals or our sales agents, and borrowed common shares that may be offered and sold through the Forward Sellers, acting as agents for the applicable Forward Purchasers.

Use of proceeds	We intend to cause the net proceeds from this offering to be contributed to PSOC, which expects to use such proceeds for general corporate purposes, including to fund acquisitions of self-storage facilities. See “Use of Proceeds.”

We will not receive any proceeds from any sale of borrowed common shares through a Forward Seller in connection with a forward sale agreement.

Accounting treatment for any forward sales

In the event that we enter into a forward sale agreement, before the issuance of our common shares, if any, upon settlement of such forward sale agreement, we expect that the common shares issuable upon settlement of such forward sale agreement will be reflected in the diluted earnings per share, funds from operations per share or other per share metrics and dividends per share calculations using the treasury stock method for the period outstanding prior to settlement. Under this method, the number of common shares used in calculating diluted earnings per share, funds from operations per share or other per share metrics and dividends per share is deemed to be increased by the excess, if any, of the number common shares that would be issued upon full physical settlement of the shares under any such forward sale agreement for the period prior to settlement over the number of common shares that could be purchased by us in the market (based on the average market price during the period prior to settlement) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price immediately prior to settlement). Consequently, we anticipate there will be no dilutive effect on our earnings per share, funds from operations per share or other per share metrics resulting from such forward sale agreement prior to physical or net share settlement of such forward sale agreement, except during periods when the average market price of our common shares is above the applicable forward sale price, which will be subject to adjustments pursuant to such forward sale agreement, including decreases on certain dates based on amounts related to expected dividends on our common shares during the term of such forward sale agreement and increases or decreases based on the floating interest rate factor less a spread. However, if we decide to physically or net share settle any forward sale agreement, any delivery of our shares by us upon physical or net share settlement of such forward sale agreement will result in dilution to our earnings per share.

NYSE symbol	“PSA”

Ownership and transfer restrictions	To assist us in maintaining our status as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our shares and a provision generally restricting shareholders from owning more than 3% in value or in number, whichever is more restrictive, of our common shares, including if repurchases by us cause a person’s holdings to exceed such limitations. An exemption from the 3% ownership limit was granted to certain shareholders, and our board of directors may in the future provide exceptions to the ownership limit for other shareholders, subject to certain initial and ongoing conditions designed to protect our status as a REIT. See “Description of Common Shares—Ownership Limitations” in the accompanying prospectus.

Risk factors	Investing in our common shares involves risks. You should read carefully and consider the information set forth under the caption “Risk Factors” beginning on page S-4 of this prospectus supplement, in our most recent annual report on Form 10-K and in our subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as such risk factors may be updated from time to time by our future filings under the Exchange Act, before making a decision to invest in our common shares.

Tax considerations	For a discussion of the U.S. federal income tax consequences of purchasing, owning and disposing of the common shares received in connection with this offering, see “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

RISK FACTORS

An investment in our common shares involves risks. You should carefully consider the risks and uncertainties described below as well as those set forth in our most recent annual report on Form 10-K and the risk factors contained in our subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as such risk factors may be updated from time to time by our future filings under the Exchange Act, before making a decision to invest in our common shares. If any of these risks occur, our business, results of operations, financial condition, cash flows and prospects and our ability to make distributions to our shareholders and to satisfy our debt service obligations may be materially and adversely affected. This could cause the value of our common shares to decline and you could lose part or all of your investment. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that as of the date of this prospectus supplement, we deem immaterial may also have a material adverse effect on us.

Risks Relating to Our Common Shares and this Offering

The market price and trading volume of our common shares may be volatile.

The market price of our common shares may be volatile. In addition, the stock markets generally may experience significant volatility, often unrelated to the operating performance of the individual companies whose securities are publicly traded. The trading volume in our common shares may fluctuate and cause significant price variations to occur. We cannot make assurances that the market price of our common shares will not fluctuate or decline significantly in the future. If the market price or trading volume of our common shares declines, you may be unable to resell your shares at a profit, or at all.

Some of the factors, many of which are beyond our control, that could negatively affect the market price of our common shares or result in fluctuations in the price or trading volume of our common shares include:

•	actual or anticipated variations in our quarterly results of operations or distributions;

•	the annual yield from distributions on our common shares as compared to yields on other financial instruments;

•	changes in our operating performance, earnings, revenues or funds from operations per share estimates;

•	changes in market interest rates that may cause purchasers of our common shares to demand a higher yield;

•

changes in general economic conditions and market developments, including inflation, interest rates, supply chain disruptions, consumer confidence levels, changes in consumer spending, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the United States or global economy;

•	publication of research reports about us or the real estate industry;

•	adverse developments involving our customers;

•	changes in market valuations of similar companies;

•	market reaction to any additional capital we raise in the future, including availability and attractiveness of long-term debt financing in connection with future acquisitions;

•	our operating performance and the performance of other similar companies;

•	our failure to achieve the anticipated benefits of future and any pending acquisitions and other transactions within the timeframe or to the extent anticipated by financial or industry analysts;

•	additions or departures of key personnel;

•	equity issuances by us, or future sales of substantial amounts of our common shares by our existing or future shareholders, or the perception that such issuances or future sales may occur;

•	strategic actions taken by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	speculation in the press or investment community about us, our tenants, our industry or the economy in general;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business and operations or the gaming industry;

•	changes in tax or accounting standards, policies, guidance, interpretations or principles;

•	failure to qualify as a REIT for U.S. federal income tax purposes; and

•	the occurrence of any of the other risk factors presented or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Future incurrences of debt, which would be senior to our common shares upon liquidation, and issuances of preferred shares, which are senior to our common shares for purposes of distributions or upon liquidation, could adversely affect the market price of our common shares. This offering and future offerings of our common shares could dilute existing common shareholders.

We may in the future attempt to increase our capital resources by incurring additional debt, including medium-term notes, trust preferred securities and senior or subordinated notes, or issuing preferred shares. If a liquidation event were to occur, holders of our debt securities and preferred shares and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common shares. In addition, our preferred shares, as described below, would likely limit our ability to make liquidating or other distributions to the holders of common shares under certain circumstances. This offering and any future common share offerings may dilute the holdings of our existing shareholders, reduce the market price of our common shares or reduce earnings per share, funds from operations per share or other per share metrics. Holders of our common shares are not entitled to preemptive rights or other protections against dilution. Since our decision to issue debt securities, incur other forms of indebtedness or to issue additional common shares or preferred shares in the future will depend on future developments, market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future offerings. In addition, the actual amount of dilution from this offering and any future common share offerings will be based on numerous factors, particularly the timing.

Holders of our preferred shares have dividend, liquidation, and other rights that are senior to the rights of the holders of our common shares.

Holders of our preferred shares are entitled to cumulative dividends before any dividends may be declared or set aside on our common shares. Upon liquidation, holders of our preferred shares will receive a liquidation preference of $25,000 per share (or $25.00 per depositary share) plus any accrued and unpaid distributions before any payment is made to the common shareholders. These preferences may limit the amount received by our common shareholders either from ongoing distributions or upon liquidation. In addition, our preferred shareholders have the right to elect two additional directors to our Board of Trustees whenever dividends are in arrears in an aggregate amount equivalent to six or more quarterly dividends, whether or not consecutive.

The number of shares available for future sale could adversely affect the market price of our common shares.

We cannot predict whether future issuances of our shares or the availability of our common shares for resale in the open market will decrease the market price per share of our common shares. Sales of a substantial number of our common shares in the public market, including in this offering, or the perception that such sales might occur, could adversely affect the market price of our common shares. Additionally, delivery of our common shares upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver common shares) of any forward sale agreement will result in dilution to our earnings per share, which may have adverse effects on the market price of our common shares.

Our earnings and cash distributions could affect the market price of our common shares.

Our common shares may trade at prices that are lower than our net asset value per share. To the extent that we retain operating cash flow for investment, working capital or other purposes, rather than distributing such cash to shareholders, these retained funds, while increasing the value of our assets, may negatively impact the market price of our common shares. Our failure to meet market expectations with regard to future earnings and cash distributions could adversely affect the market price of our common shares.

Our management will have broad discretion in the use of the net proceeds, if any, from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, if any, from this offering (including upon settlement of any forward sale agreement) and our investors will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the net proceeds may not yield any return on your investment. Our failure to apply the net proceeds of this offering effectively could compromise our business strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

The actual number of common shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agents, or a forward placement notice to a forward seller and applicable forward purchaser, at any time throughout the term of the equity distribution agreement. The number of common shares that are sold by the sales agents after delivering a sales notice, or by the forward seller after delivering a forward placement notice, will fluctuate based on a number of factors, including the market price of the common shares during the sales period, demand for our common shares during the sales period and, with respect to sales by the sales agent, limits we set with the sales agents. Because the price per share of each common share sold will fluctuate based on the market price of our common shares during the sales period, it is not possible at this stage to predict the number of common shares that will be ultimately issued, if any.

Risks Related to the Forward Sale Agreements

Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share, funds from operations per share or other per share metrics or result in substantial cash payment obligations.

A Forward Purchaser under a forward sale agreement will have the right to accelerate the applicable forward sale agreement (with respect to all or, in certain cases, any portion of the transaction under such forward sale agreement that it determines is affected by an event described below) and require us to settle on a date specified by it if:

•

such Forward Purchaser determines in its good faith, commercially reasonable judgment that it or its affiliate (x) is unable to hedge its exposure under the applicable forward sale agreement because insufficient common shares have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge its exposure thereunder;

•

we declare any dividend, issue or distribution on our common shares payable in (x) cash in excess of specified amounts, (y) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction or (z) any other type of securities (other than our common shares), rights, warrants or other assets for payment at less than the prevailing market price;

•	certain ownership thresholds applicable to the applicable Forward Purchaser and its affiliate are exceeded;

•

an event (x) is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, certain events involving our nationalization, or insolvency, or a delisting of our common shares) or (y) occurs that would constitute a delisting or change in law; or

•

certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with the applicable forward sale agreement or our insolvency (each as more fully described in the applicable forward sale agreement).

Any Forward Purchaser’s decision to exercise its right to accelerate the settlement of its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common shares under the physical settlement provisions of the applicable forward sale agreement, which would result in dilution to our earnings per share, funds from operations per share or other per share metrics.

We expect that settlement of any forward sale agreement will occur no later than the date specified in the particular forward sale agreement. However, a forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under a forward sale agreement at any time and from time to time, in part or in full. We expect that each forward sale agreement will be physically settled by delivery of our common shares unless we elect to cash settle or net share settle a particular forward sale agreement. Upon physical settlement or net share settlement of a particular forward sale agreement, delivery of common shares will result in dilution to our earnings per share.

If we elect cash settlement or net share settlement with respect to all or a portion of our common shares underlying a forward sale agreement, we expect the applicable Forward Purchaser (or its affiliate) to purchase a number of our common shares in secondary market transactions over an unwind period to:

•

return our common shares to securities lenders in order to unwind its hedge (after taking into consideration any common shares to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver our common shares to us to the extent required in settlement of such forward sale agreement.

The purchase of our common shares in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of our common shares to increase over such time (or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would be required to pay to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would be required to pay us) upon a cash settlement of the applicable forward sale agreement or increasing the number of common shares we would be required to deliver to such Forward Purchaser (or decreasing the number of common shares that such Forward Purchaser would be required to deliver to us) upon net share settlement of the applicable forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor determined by reference to a specified daily rate less a spread and will be decreased by amounts related to expected dividends on our common shares during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a reduction of the forward sale price for that day. If the prevailing market price for our common shares during the unwind period under a forward sale agreement is above the forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser an amount per share in cash equal to the difference or, in the case of net share settlement, we would deliver to the applicable Forward Purchaser a number of common shares having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. See “Plan of Distribution—Sales through the Forward Sellers” for more information.

In case of our bankruptcy or insolvency, any forward sale agreement would automatically terminate, and we would not receive the expected proceeds from the sale of common shares under such agreement.

If we institute, or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant Forward Purchaser any common shares not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any common shares not previously settled. Therefore, to the extent that there are any common shares with respect to which the relevant forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those common shares.

In the event that we recognize a significant gain from cash settlement of a forward sale agreement, the U.S. federal income tax treatment of the cash that we receive in such instance is unclear and could impact our ability to meet the REIT qualification requirements.

We may enter into forward sale agreements from time to time and, subject to certain conditions, we have the right to elect physical, cash or net share settlement under these agreements at any time and from time to time, in part or in full. In the event that we elect to settle a forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the applicable Forward Purchasers. Under Section 1032 of the Internal Revenue Code of 1986, as amended (the “Code”), generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. It is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract” or whether a cash settlement thereof would otherwise be subject to Section 1032 of the Code and as a result, the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. If we were to fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we were entitled to relief under certain provisions of the Code. If these relief provisions were inapplicable, we would not qualify to be taxed as a REIT. As discussed in the accompanying prospectus in the section “Material U.S. Federal Income Tax Considerations,” even if these relief provisions were to apply, a tax based on the amount of the relevant REIT’s non-qualifying income would be imposed.

We may in the future enter into forward sale transactions that are not part of the offering contemplated by this prospectus supplement and the accompanying prospectus, all of which subject us to risks similar to those described above.

We may in the future enter into forward sale transactions in connection with public offerings or other transactions other than the offering contemplated by this prospectus supplement and the accompanying prospectus. If in the future we enter into any forward sale transaction that are not entered into in connection with the offering contemplated by this prospectus supplement and the accompanying prospectus, those forward sale transactions may subject us to risks that are substantially similar to the risks described above.

USE OF PROCEEDS

We intend to cause the net proceeds from this offering to be contributed to PSOC, which expects to use such proceeds for general corporate purposes, including to fund acquisitions of self-storage facilities.

We will not receive any proceeds from any sales of our common shares through a Forward Seller in connection with a forward sale agreement. However, upon physical settlement of a forward sale agreement we expect to receive from the applicable Forward Purchaser an amount equal to the net proceeds from the sale of the common shares, subject to certain adjustments pursuant to such forward sale agreement, at the forward sale price. The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be equal to the gross sales prices of all borrowed common shares sold through the relevant Forward Seller during the applicable forward hedge selling period less a forward hedge selling commission not to exceed 2.0% (which gross sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to expected dividends on our common shares if an “ex-dividend” date occurs during such forward hedge selling period). If, however, we elect to cash settle or net share settle a forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or common shares (in the case of any net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution” herein.

Pending application of the net proceeds as described above, we expect to deposit the net proceeds of this offering in interest bearing accounts or invest them in certificates of deposit, United States government obligations or other short-term, high-quality debt instruments selected at our discretion.

To the extent that any net proceeds from this offering and settlement of any forward sale agreement are applied to repay any current or future indebtedness of ours for which any of the Managers, any of the Forward Purchasers or any of their respective affiliates serve as a lender or to the extent we repurchase debt securities that are held by any of the Managers, any of the Forward Purchasers or any of their respective affiliates, such party will receive proceeds from this offering or settlement of any forward sale agreement through the repayment or repurchase of that indebtedness.

In addition, if we enter into a forward sale agreement with a Forward Purchaser, we expect that such Forward Purchaser or its affiliate will, using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, attempt to borrow and sell, through the relevant Forward Seller, our common shares to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the relevant Forward Purchaser (or its affiliate). Such entity will be either a Manager or an affiliate thereof. As a result, a Manager or its affiliates will receive the net proceeds from any sale of borrowed common shares made in connection with any forward sale agreement. For more information, see “Plan of Distribution—Conflicts of Interest.”

PLAN OF DISTRIBUTION

We entered an equity distribution agreement, dated December 2, 2024, with the Managers and the Forward Purchasers, relating to the sale of common shares offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the equity distribution agreement, our common shares having an aggregate gross sales price of up to $2,000,000,000, as of the date of this prospectus supplement, may be sold from time to time through one or more of the Managers, acting as our sales agents or as agents for the applicable Forward Purchasers, or by us directly to one or more of the Managers, acting as principal, in each case acting severally and not jointly.

Sales of our common shares, if any, made to or through a Manager under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings, as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions on the NYSE at market prices, sales made to or through a market maker, in block transactions or by any other method permitted by law, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or as otherwise agreed by us and the applicable Manager. As sales agents, the Managers will not engage in any transactions that stabilize the price of our common shares.

The applicable Manager will provide written confirmation to us promptly following the close of trading on the NYSE each trading day on which our common shares are sold under the equity distribution agreement. Each confirmation will include the number of common shares sold on such trading day, the gross sales price, the net proceeds to us, and the compensation payable by us to the applicable Manager in connection with the sales.

We estimate that the total expenses for the offering of common shares pursuant to this prospectus supplement and the accompanying prospectus, excluding compensation payable to the Managers, under the terms of the equity distribution agreement, will be approximately $500,000.

We will report at least quarterly the number of our common shares sold through the Managers under the equity distribution agreement, the net proceeds to us and the compensation paid by us to the Managers in connection with the sales of our common shares during the relevant period.

We have determined that our common shares are “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M. If we or a Manager has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our common shares under the equity distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of us and the Managers.

In connection with the sale of our common shares on our behalf, each of the Managers may be deemed to be an “underwriter” within the meaning of the Securities Act, and their compensation may be deemed to be underwriting discounts or commissions. We have agreed to provide indemnification and contribution to the Managers, the Forward Purchasers and their respective affiliates against certain liabilities, including civil liabilities under the Securities Act.

The offering of our common shares pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of our common shares subject to the equity distribution agreement having an aggregate gross sales price of $2,000,000,000 or (2) the termination of the equity distribution agreement. The equity distribution agreement may be terminated by a Manager or a Forward Purchaser in each case as to itself, or us at any time. Our common shares are listed on the NYSE under the symbol “PSA.”

Sales through the Managers as our Agents or by the Managers as Principal

Upon its acceptance of instructions from us, the applicable Manager will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to solicit offers to purchase our common shares, as our sales agent and on the terms and subject to the conditions set forth in the equity distribution agreement. If we elect to offer our common shares, we will instruct the applicable Manager as to the maximum number of common shares to be sold by it daily, as our sales agent, and a minimum sales price. We may instruct the applicable Manager not to sell our common shares if the sales cannot be effected at or above the price designated by us in any instruction. Any common shares offered and sold to or through the Managers, as our sales agents, pursuant to the equity distribution agreement will be offered and sold to or through only one Manager at any given time on any given day. We, or any of the Managers as to itself, may suspend the offering of our common shares at any time upon proper notice to the other party.

Each of the Managers will receive from us a commission for sales with respect to which it acts as our sales agent at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of our common shares sold through it from time to time under the equity distribution agreement.

Settlement for sales of our common shares under the equity distribution agreement will occur on the first trading day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the equity distribution agreement, we may, if agreed to by the Managers, also sell our common shares to one or more of the Managers, as principal for its own account, at a price per share and on such other terms to be agreed upon at the time of sale. However, the Managers have no obligation to agree to purchase our common shares as principal.

Sales through the Forward Sellers

If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will, using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, attempt to borrow and sell, through its affiliated Forward Seller, our common shares to hedge such Forward Purchaser’s exposure thereunder, in accordance with the mutually accepted instructions related to such forward sale agreement.

No Forward Purchaser is obligated to enter into a forward sale agreement with us unless it and its affiliated Forward Seller agree to the terms, we propose for such forward sale transaction in our instructions delivered in accordance with the equity distribution agreement. We, the applicable Forward Seller or the applicable Forward Purchaser may at any time immediately suspend the offering of our common shares upon proper notice to the other parties and subject to other conditions, but the forward sale agreement will remain effective with respect to any common shares sold through the Forward Seller prior to such notice.

We will not receive any proceeds from any sales of our common shares through a Forward Seller in connection with a forward sale agreement. However, upon physical settlement of a forward sale agreement we expect to receive from the applicable Forward Purchaser an amount equal to the net proceeds from the sale of the common shares, subject to certain adjustments pursuant to such forward sale agreement, at the forward sale price. We will only receive such proceeds if we elect to fully physically settle such forward sale agreement.

Each of the Forward Sellers will receive from us a commission at a mutually agreed rate in the form of a reduction to the initial forward sale price under the related forward sale agreement that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares sold through it during the applicable forward hedge selling period for such shares (which gross sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to expected dividends on our common shares if an “ex-dividend” date occurs during such forward hedge selling period). We refer to this commission as the “forward selling commission”.

We expect that settlement between a Forward Purchaser and the relevant Forward Seller for sales of borrowed common shares, as well as settlement between such Forward Seller and purchasers of such shares in the market, will occur on the first business day (or any such earlier day as is industry practice for regular-way trading) following the respective dates on which any such sales are made (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), or such other date as may be agreed upon by the relevant parties. There is no arrangement for funds to be received in escrow, trust or similar arrangement. The obligations of a Forward Seller and a Forward Purchaser under the equity distribution and a forward sales agreement, as applicable, are subject to a number of conditions, which they may waive in their sole discretion.

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, although we will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement. If we elect or are deemed to have elected to physically settle all or any portion of any forward sale agreement by delivering our common shares, we will receive aggregate cash proceeds from the relevant Forward Purchaser equal to the product of (1) the then-applicable forward sale price per share under such forward sale agreement and (2) the number of common shares as to which we have elected or are deemed to have elected to physically settle, subject to the price adjustment and other provisions of such forward sale agreement. The initial forward sale price per share under each forward sale agreement will equal the product of (x) an amount equal to 100% minus the applicable forward selling commission and (y) the volume weighted average price per share at which the borrowed common shares were sold through the relevant Forward Seller during the applicable forward hedge selling period for such shares to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement (subject to certain adjustments to such gross sales price for daily accruals based on a floating interest rate and specified amounts related to expected dividends on our common shares if an “ex-dividend” date occurs during such forward hedge selling period).

Thereafter, each forward sale agreement will provide that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor determined by reference to a specified daily rate less a spread and will be decreased by amounts related to expected dividends on our common shares during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any such day, the interest rate factor will result in a reduction of the forward sale price for that day.

Although we expect to physically settle any forward sale agreement that we enter into with a Forward Purchaser by delivering our common shares to such Forward Purchaser, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations if we conclude it is in our interest to cash settle or net share settle. For example, we may conclude it is in our interest to cash settle or net share settle if we have no then current use for all or a portion of the proceeds we would receive upon physical settlement. Upon physical settlement or net share settlement of a particular forward sale agreement, delivery of our common shares will result in dilution to our earnings per share.

In the event that we elect to cash settle, the settlement amount will be generally related to (i) (a) the average of the volume-weighted average price of our common shares on each exchange business day during the relevant valuation period under the particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (ii) the number of common shares underlying the particular forward sale agreement subject to cash settlement. In the event that we elect to net share settle, the settlement amount will be generally related to (i) (a) the weighted average price at which the relevant Forward Seller or its affiliate purchases common shares during the relevant valuation period for such settlement under that particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (ii) the number of common shares underlying that particular forward sale agreement subject to net share settlement. If this settlement amount is a negative number, the relevant Forward Purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of common shares having a value, determined pursuant to the terms of the relevant forward sale agreement, equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant Forward Purchaser that amount (in the case of cash settlement) or deliver to the relevant Forward Purchaser a number of common shares having a value, determined pursuant to the terms of the relevant forward sale agreement, equal to such amount (in the event of net share settlement). Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement.

If we elect cash settlement or net share settlement with respect to all or a portion of the common shares underlying a forward sale agreement, we expect the applicable Forward Purchaser (or its affiliate) to purchase a number of our common shares in secondary market transactions over an unwind period to:

•

return our common shares to securities lenders in order to unwind its hedge (after taking into consideration any common shares to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver common shares to us to the extent required in settlement of such forward sale agreement.

If the prevailing market price for our common shares during the unwind period under the forward sale agreements is below the forward sale price, in the case of cash settlement, we would be paid by the Forward Purchasers an amount per share in cash equal to the difference or, in the case of net share settlement, we would receive from the Forward Purchasers a number of common shares having a value equal to the difference. If the prevailing market price for our common shares during the unwind period under the forward sale agreements is above the forward sale price, in the case of cash settlement, we would pay the Forward Purchasers under the forward sale agreements an amount per share in cash equal to the difference or, in the case of net share settlement, we would deliver to the Forward Purchasers a number of common shares having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement.

The purchase of our common shares in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of our common shares to increase over such time (or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would be required to pay to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would be required to pay us) upon a cash settlement of the applicable forward sale agreement or increasing the number of common shares we would be required to deliver to such Forward Purchaser (or decreasing the number of common shares that such Forward Purchaser would be required to deliver to us) upon net share settlement of the applicable forward sale agreement.

In the event that we enter into a forward sale agreement, before the issuance of our common shares, if any, upon settlement of such forward sale agreement, we expect that the common shares issuable upon settlement of such forward sale agreement will be reflected in the diluted earnings per share calculations using the treasury stock method for the period outstanding prior to settlement. Under this method, the number of common shares used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of common shares that would be issued upon full physical settlement of the common shares under any such forward sale agreement for the period prior to settlement over the number of common shares that could be purchased by us in the market (based on the average market price during the period prior to settlement) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price immediately prior to settlement). Consequently, we anticipate there will be no dilutive effect on our earnings per share prior to physical or net share settlement of such forward sale agreement except during periods when the average market price of our common shares is above the applicable forward sale price, which will be subject to adjustments pursuant to such forward sale agreement, including decreases on certain dates based on amounts related to expected dividends on our common shares during the term of such forward sale agreement and increases or decreases based on floating interest rate factor less a spread.

A Forward Purchaser under a forward sale agreement will have the right to accelerate the applicable forward sale agreement (with respect to all or, in certain cases, any portion of the transaction under such forward sale agreement that it determines is affected by an event described below) and require us to settle on a date specified by it if:

•

such Forward Purchaser determines in its good faith, commercially reasonable judgment that it or its affiliate (x) is unable in its to hedge its exposure under the applicable forward sale agreement because insufficient common shares have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge its exposure thereunder;

•

we declare any dividend, issue or distribution on our common shares that constitutes an extraordinary dividend or is payable in (x) cash in excess of specified amounts (unless it is an extraordinary dividend), (y) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction or (z) any other type of securities (other than our common shares), rights, warrants or other assets for payment at less than the prevailing market price;

•	certain ownership thresholds applicable to the applicable Forward Purchaser and its affiliate are exceeded;

•

an event (x) is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, certain events involving our nationalization, or insolvency, or a delisting of our common shares) or (y) occurs that would constitute a delisting or change in law; or

•

certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with the applicable forward sale agreement or our insolvency (each as more fully described in the applicable forward sale agreement).

Any Forward Purchaser’s decision to exercise its right to accelerate the settlement of its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver common shares under the physical settlement provisions of the applicable forward sale agreement, which would result in dilution to our earnings per share.

In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us or such Forward Purchaser, the relevant forward sale agreement will terminate without further liability of either party. Following any such termination in the event of a bankruptcy, insolvency or reorganization relating to us, we would not issue any common shares and we would not receive any proceeds pursuant to such forward sale agreement. See “Risk Factors—Risks Related to the Forward Sale Agreements.”

Conflicts of Interest

As described above under “Use of Proceeds”, to the extent that any net proceeds from this offering and settlement of any forward sale agreement are applied to repay any current or future indebtedness of ours for which any of the Managers, any of the Forward Purchasers or any of their respective affiliates serve as a lender or to the extent we repurchase debt securities that are held by any of the Managers, any of the Forward

Purchasers or any of their respective affiliates, such party will receive proceeds from this offering or settlement of any forward sale agreement through the repayment or repurchase of that indebtedness.

In addition, if we enter into a forward sale agreement with a Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow and sell, through the relevant Forward Seller, our common shares to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed common shares will be paid to the relevant Forward Purchaser (or its affiliate). Such entity will be either a Manager or an affiliate thereof. As a result, a Manager or its affiliates will receive the net proceeds from any sale of borrowed common shares made in connection with any forward sale agreement.

Other Relationships

The Managers, Forward Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Managers, Forward Purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the Managers, Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve our securities and instruments. If any of the Managers, Forward Sellers or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those Managers, Forward Purchasers or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these Managers, Forward Sellers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the common shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the common shares offered hereby. The Managers, Forward Sellers and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments.

LEGAL MATTERS

Certain legal and tax matters will be passed upon for us by Hogan Lovells US LLP. Certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP.

Prospectus

Public Storage

Common Shares of Beneficial Interest

Preferred Shares of Beneficial Interest

Depositary Shares

Warrants

Units

Guarantees

Public Storage Operating Company

Debt Securities

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a delayed or continuous basis. In addition, selling securityholders to be identified from time to time in a prospectus supplement may sell our securities that they own. We will not receive any of the proceeds from the sale of our securities by selling securityholders.

We will provide the specific terms and conditions of any offered securities in supplements to this prospectus and other filings with the Securities and Exchange Commission (the “SEC”), including their offering prices and the plan of distribution for any particular offering. You should read this prospectus and the supplements carefully before you invest. Our common shares of beneficial interest are listed and traded on the New York Stock Exchange (“NYSE”) under the symbol “PSA.”

Our principal executive offices are located at 701 Western Avenue, Glendale, California, 91201-2349, and our telephone number there is (818) 244-8080.

You should carefully read and consider the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings, and other information that we file with the SEC before you invest in our securities. See “Risk Factors” on page 6.

Neither the SEC nor any state securities commission has approved or disapproved the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

December 2, 2024

i

U.S. Taxation of Non-U.S. Shareholders	58
Information Reporting and Backup Withholding Tax Applicable to Shareholders	62
Other Tax Consequences for Public Storage and Our Shareholders	63
Legislative or Other Actions Affecting REITs	63
Tax Shelter Reporting	64
LEGAL OPINIONS	65
EXPERTS	65

ii

When used in this prospectus, all references to “the Company,” “we,” “us,” or “our” refers to Public Storage, a Maryland real estate investment trust, and its direct and indirect subsidiaries, including Public Storage Operating Company, a Maryland real estate investment trust, on a consolidated basis, and including, where context requires, the predecessor entity also known as Public Storage. In statements regarding qualification as a REIT, such terms refer solely to Public Storage and, where context requires, the predecessor entity also known as Public Storage. All references to “Public Storage” mean Public Storage and, where context requires, the predecessor entity also known as Public Storage, and not to any of their subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, Public Storage or any selling securityholder to be named in a prospectus supplement may sell from time to time an unlimited amount of Public Storage’s common shares of beneficial interest, preferred shares of beneficial interest, depositary shares, warrants, units and guarantees of Public Storage Operating Company’s debt securities, and Public Storage Operating Company or any selling securityholder to be named in a prospectus supplement may sell from time to time an unlimited amount of Public Storage Operating Company’s debt securities, or any combination of the foregoing may be sold. This prospectus provides a general description of the securities that we or any selling securityholder may offer. Each time we or any selling securityholder offers any of the types of securities described in this prospectus, we will prepare and distribute a prospectus supplement that will contain a description of the specific terms of the securities being offered and of the offering. The prospectus supplement also may supplement the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before purchasing any securities. If information varies between this prospectus and the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “the Company,” “we,” “us,” “our” and similar references mean Public Storage and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. We make our SEC filings available at the “Investor Relations” section of our website, publicstorage.com, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website to be part of this prospectus supplement. The SEC also maintains a website at http://www.sec.gov that contains the reports, proxy and information statements and other information that we and other registrants file electronically with the SEC. You also can inspect reports and other information we file at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

This prospectus is a part of a registration statement on Form S-3 filed with the SEC to register offers and sales of the securities described in this prospectus under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement contains additional information about us and the securities. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us.

The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC into this prospectus, which means that we can disclose that information to you by referring in this prospectus to the documents we file with the SEC. Under SEC regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below. We incorporate into this prospectus by reference the following documents filed with the SEC by us, each of which should be considered an important part of this prospectus:

SEC Filing	Period Covered or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2023 (filed February 20, 2024)

Quarterly Report on Form 10-Q	Quarter ended March 31, 2024 (filed April 30, 2024), Quarter ended June 30, 2024 (filed July 30, 2024) and Quarter ended September 30, 2024 (filed October 30, 2024)

Current Reports on Form 8-K	Filed January 9, 2024 (with respect to Item 8.01 only), April 11, 2024, April 16, 2024, May 8, 2024, June 3, 2024 (with respect to Item 8.01 only), July 26, 2024, September 9, 2024 (with respect to Item 8.01 only), and October 31, 2024

The portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023	Filed March 25, 2024

Description of Public Storage’s common shares of beneficial interest contained in our Current Report on Form 8-K(12B), filed June 6, 2007, as supplemented by the description contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023 and the description contained in this prospectus

All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those “furnished” pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information furnished to the SEC)	After the date of this prospectus and before the termination of the offering

You may request a copy of each of our filings at no cost, by writing or telephoning us at the following address, telephone or facsimile number:

Investor Services Department

Public Storage

701 Western Avenue

Glendale, California 91201-2349

Telephone: (800) 421-2856

(818) 244-8080

Facsimile: (818) 291-1015

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may impact future results and performance include, but are not limited to, those described in Part 1, Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, as well as the other information contained or incorporated by reference in this prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus and any applicable prospectus supplement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

THE COMPANY

We acquire, develop, own, and operate self-storage facilities, which offer storage spaces for lease on a month-to-month basis, for personal and business use. We are the largest owner of self-storage facilities in the U.S., with physical presence in most major markets and 40 states. At September 30, 2024, we owned interests in 3,053 self-storage facilities (with approximately 219.5 million net rentable square feet) operating under the Public Storage® name, and 1.1 million net rentable square feet of commercial and retail space. In addition, we managed 280 facilities (with approximately 21.0 million net rentable square feet) for third parties at September 30, 2024.

At September 30, 2024, we owned an approximate 35% common equity interest in Shurgard Self Storage Limited (“Shurgard”), a public company traded on the Euronext Brussels under the “SHUR” symbol, which owned 315 self-storage facilities (with approximately 17 million net rentable square feet) located in seven Western European countries, all operating under the Shurgard® name.

As a result of an internal reorganization into an umbrella partnership real estate investment trust, which was effected in August 2023, Public Storage Operating Company is the entity through which Public Storage conducts substantially all of its operations and owns substantially all of its assets. Public Storage Operating Company is wholly owned by Public Storage OP, L.P. (“PSA OP”), a Delaware limited partnership. As of September 30, 2024, Public Storage owned all of the general partner interests and approximately 99.87% of the limited partnership interests of PSA OP, with the remaining 0.13% of limited partnership interests owned by certain trustees and officers of Public Storage.

We elected to be taxed as a real estate investment trust for U.S. federal income tax purposes (a “REIT”) beginning with our 1981 taxable year. So long as we continue to qualify as a REIT, we will not be taxed, with certain limited exceptions, on the net income that we distribute currently to our shareholders. We were incorporated in California in 1980 and reorganized as a Maryland real estate investment trust in June 2007. Our principal executive offices are located at 701 Western Avenue, Glendale, California 91201-2349. Our telephone number is (818) 244-8080.

RISK FACTORS

Investing in our securities involves risks. Before investing in any of our securities, you should carefully consider the risks disclosed in the documents incorporated by reference in this prospectus and any applicable prospectus supplement. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus to make investments in self-storage facilities, including development, interests in partnerships and other entities and mortgage loans, and for general corporate purposes, including repayment of debt and the redemption of outstanding securities. Pending application, we may invest the net proceeds in short-term, interest-bearing securities.

We will not receive proceeds from any sales of our securities by selling securityholders.

GUARANTOR DISCLOSURES

Public Storage may guarantee the debt securities of Public Storage Operating Company, as described in “Description of Debt Securities” in this prospectus and as may be further described in an applicable prospectus supplement. Any such guarantees by Public Storage will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such guaranteed debt securities. Public Storage does not hold any assets directly other than membership interests in PSOP GP, LLC (which holds all the general partner interests in PSA OP) and limited partnership interests of PSA OP, which wholly-owns Public Storage Operating Company. Public Storage Operating Company is consolidated into the financial statements of Public Storage.

Public Storage and Public Storage Operating Company have filed this prospectus with the SEC registering, among other securities, debt securities of Public Storage Operating Company, which may be fully and unconditionally guaranteed by Public Storage. As we expect such debt securities to be guaranteed by Public Storage, pursuant to Rule 3-10 of Regulation S-X, separate consolidated financial statements of Public Storage Operating Company have not been presented. As permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for Public Storage Operating Company because the assets, liabilities and results of operations of Public Storage Operating Company are not materially different than the corresponding amounts in Public Storage’s consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

DESCRIPTION OF COMMON SHARES

Common Shares

In this description, all references to “we,” “us” or “our” refer only to Public Storage and not to any of its subsidiaries.

We are authorized to issue up to 650,000,000 common shares of beneficial interest, par value $0.10 per share. At November 29, 2024, we had outstanding 175,182,782 common shares.

The following description of our common shares sets forth certain general terms and provisions of our common shares to which any prospectus supplement may relate, including a prospectus supplement providing that common shares will be issuable upon conversion of other securities or upon the exercise of warrants. The statements below describing our common shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our declaration of trust and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Holders of our common shares will be entitled to receive distributions when, as and if declared by our board of trustees, out of funds legally available for distribution. If we fail to pay distributions on our outstanding preferred shares of beneficial interest, generally we may not pay distributions on or repurchase our common shares. If we were to liquidate, dissolve or wind-up our affairs, holders of common shares will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any of our outstanding preferred shares. Holders of common shares have no preemptive rights, which means they have no right to acquire any additional common shares that we may issue at a later date. The common shares will be, when issued, fully paid and nonassessable.

The holders of our common shares are entitled to cast one vote for each share on all matters presented to our holders for a vote. No shareholder shall be entitled to cumulate votes (i.e., cast for any one or more nominees a number of votes greater than the number of votes which such shareholder normally is entitled to cast).

The rights, preferences and privileges of holders of our common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred shares or equity shares of beneficial interest which are outstanding or which we may designate and issue in the future. See “Description of Preferred Shares” and “Description of Equity Shares.”

Ownership Limitations

To qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares (after taking into account options to acquire shares) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.

To maintain our qualification as a REIT, our declaration of trust provides that:

•

no person, other than an excepted holder or a designated investment entity (each as defined in our declaration of trust and as described below), may own directly or indirectly, or be deemed to own by virtue of the attribution provisions of the Code, more than 3%, in value or number, whichever is more restrictive, of the outstanding shares of any class or series of common shares;

•

no person, other than a designated investment entity or an excepted holder (each as defined in our declaration of trust and as described below), may own directly or indirectly, or be deemed to own through attribution, more than 9.9% in value or number, whichever is more restrictive, of the outstanding shares of any class or series of preferred shares or equity shares;

•

no excepted holder, which means certain members of the Hughes family, certain trusts established for the benefit of members of the Hughes family, certain related entities, as well as persons whose ownership of shares would cause members of the Hughes family to be deemed to own shares pursuant to application of attribution rules under the Code, may own directly or indirectly common shares if, under the applicable tax attribution rules of the Code, any single excepted holder who is treated as an individual would own more than 35.66%, in value or number, whichever is more restrictive, of any class or series of the outstanding common shares, any two excepted holders treated as individuals would own more than 38.66%, in value or number, whichever is more restrictive, of any class or series of the outstanding common shares, any three excepted holders treated as individuals would own more than 41.66%, in value or number, whichever is more restrictive, of any class or series of the outstanding common shares, any four excepted holders treated as individuals would own more than 44.66%, in value or number, whichever is more restrictive, of any class or series of the outstanding common shares, or any five excepted holders treated as individuals would own more than 47.66%, in value or number, whichever is more restrictive, of any class or series of the outstanding common shares;

•

no excepted holder, as described above, may own directly or indirectly, or be deemed to own through attribution, more than 15% in value or number, whichever is more restrictive, of the outstanding shares of any class or series of equity shares; there is no special limit specifically applicable to preferred shares except the general ownership limit;

•

no designated investment entity may acquire or hold, directly or indirectly (or through attribution), shares in excess of the designated investment entity limit of 9.9%, in value or number, whichever is more restrictive, of the outstanding shares of any class or series of common shares;

•	a designated investment entity may acquire or hold, directly or indirectly (or through attribution), 100% of the outstanding shares of any class or series of preferred shares or equity shares;

•

no person shall actually or beneficially own our shares to the extent that such ownership would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT at any time; and

•	no person shall transfer our shares if such transfer would result in our shares being owned by fewer than 100 persons at any time.

The excepted holder limit was established in light of the fact that the Hughes family and certain related trusts and entities owned a significant percentage of our common shares and had the right to acquire additional common shares. We believe that the excepted holder limit will not jeopardize our status as a REIT because no five excepted holders can own more than 47.66% of any class or series of our outstanding common shares and, thus, we will be in compliance with the REIT qualification requirement prohibiting five or fewer individuals from owning more than 50% of the value of our outstanding shares.

Our declaration of trust defines a “designated investment entity” as:

(1) an entity that is a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Code;

(2) an entity that qualifies as a regulated investment company under Section 851 of the Code; or

(3) an entity (referred to in our declaration of trust as a “qualified investment manager”) that (i) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing or selling securities; (ii) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act; and (iii) has or shares voting power and investment power under the Exchange Act; so long as each beneficial owner of such entity, or in the case of a qualified investment manager holding shares solely for the benefit of its customer account holders, the individual account holders of the accounts managed by such entity, would satisfy the 3% common share or 9.9% preferred share or equity share ownership limit, as applicable, if such beneficial owner or account holder owned directly its proportionate share of the shares held by the entity.

Under our declaration of trust, the board of trustees may, in its sole and absolute discretion, exempt a shareholder that is not an individual from the 3% ownership limit for common shares, the 9.9% ownership limit for preferred and equity shares, or the ownership limit for common shares applicable to designated investment entities, if such shareholder provides information and makes representations to the board of trustees that are satisfactory to the board of trustees, in its sole and absolute discretion, to establish that such person’s ownership in excess of the applicable ownership limit would not jeopardize our qualification as a REIT. The board of trustees has from time to time granted waivers to such persons.

Any person who acquires or attempts or intends to acquire actual/or beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as the board of trustees may request in order to determine the effect of such transfer on our status as a REIT. If any transfer of shares or any other event would otherwise result in any person violating the ownership limits described above, then our declaration of trust provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with respect to that number of shares that exceeds the ownership limits and (b) the prohibited transferee would not acquire any right or interest in the shares. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

All certificates representing our shares will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our shares, including common shares, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as the board of trustees may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the various ownership limitations. In addition, each shareholder shall upon demand be required to provide to the board of trustees such information as the board of trustees may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

DESCRIPTION OF PREFERRED SHARES

In this description, all references to “we,” “us” or “our” refer only to Public Storage and not to any of its subsidiaries.

We are authorized to issue, without further shareholder action, up to 100,000,000 preferred shares of beneficial interest, par value $0.01 per share. At November 29, 2024, we had 174,000 preferred shares outstanding. Our declaration of trust provides that preferred shares may be issued from time to time in one or more series and gives our board of trustees broad authority to fix the distribution and distribution rights, conversion and voting rights, if any, redemption provisions and liquidation preferences of each series of preferred shares. Holders of preferred shares have no preemptive rights. The preferred shares will be, when issued, fully paid and nonassessable.

Although the issuance of preferred shares with special voting rights (or common shares) could be used to deter attempts to obtain control of us in transactions not approved by our board of trustees, we have no present intention to issue shares for that purpose.

Outstanding Preferred Shares

At November 29, 2024, we had outstanding 14 series of preferred shares. Each series (1) has a stated value of $25.00 per share or depositary share as applicable, (2) provides for cumulative quarterly distributions calculated as a percentage of the stated value in preference to the holders of common shares and any other equity shares ranking junior to such preferred shares as to payment of distributions, and (3) is subject to redemption after a specified date, in whole or in part, at our option at a cash redemption price of $25.00 per share or depositary share as applicable, plus accrued and unpaid distributions.

If we voluntarily or involuntarily liquidate, dissolve or wind-up, the holders of our preferred shares will be entitled to receive out of our assets available for distribution to shareholders, before any assets are distributed to holders of our common shares or any other shares of beneficial interest ranking junior to our preferred shares, liquidating distributions equal to $25.00 per share or depositary share, plus all accrued and unpaid distributions.

Except as expressly required by law and in certain other limited circumstances, holders of our preferred shares are not entitled to vote. Our board of trustees will not, without the consent of holders of at least 66 2/3% of the outstanding preferred shares, voting as a single class, authorize another class of shares senior to our preferred shares.

Ownership Limitations

For a discussion of the ownership limitations that apply to preferred shares, see “Description of Common Shares—Ownership Limitations.”

Future Series of Preferred Shares

Below is a description of some general terms and provisions of our preferred shares which may be specified in a prospectus supplement. The statements below describing our preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our declaration of trust (including the applicable form of articles supplementary relating to the particular series of preferred shares) and bylaws.

You should read the prospectus supplement relating to the series of preferred shares being offered for specific terms, including:

(1)	the title and stated value of that series of our preferred shares;

(2)	the number of preferred shares being offered, the liquidation preference per share and the offering price of that series of our preferred shares;

(3)	the distribution rate, period and payment date or method of calculation applicable to that series of our preferred shares;

(4)	the date from which distributions on that series of our preferred shares accumulates, if applicable;

(5)	the provision for a sinking fund, if any, for that series of our preferred shares;

(6)	the provision for redemption, if applicable, of that series of our preferred shares;

(7)	any listing of that series of our preferred shares on any securities exchange;

(8)	the terms and conditions, if applicable, upon which that series of our preferred shares will be convertible into common shares, including the conversion price (or manner of calculation);

(9)	the voting rights, if any, of that series of our preferred shares;

(10)	any other specific terms, preferences, rights, limitations or restrictions of that series of our preferred shares;

(11)	the relative ranking and preferences of that series of our preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs; and

(12)

any limitations on issuance of any series of preferred shares ranking senior to or on a parity with that series of preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs.

Ranking. The ranking of the offered series of our preferred shares will be set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, our preferred shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank:

(1)	senior to the common shares, any additional class of common shares, existing and future equity shares and any future series of preferred shares ranking junior to our preferred shares;

(2)	on a parity with all preferred shares previously issued by us, the terms of which specifically provide that the preferred shares rank on a parity with the preferred shares being offered; and

(3)	junior to all preferred shares previously issued by us, the terms of which specifically provide that the preferred shares rank senior to the preferred shares being offered.

Distributions. Holders of preferred shares of a particular series are entitled to receive, when, as and if declared by our board of trustees, out of our assets legally available for payment, cash distributions at the respective rates and on the respective dates as set forth in the articles supplementary relating to such series. Each distribution will be payable to holders of record as they appear on our share transfer books on the record dates fixed by our board of trustees.

Distributions on any series of preferred shares being offered may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. Any distribution made on shares of a series of cumulative preferred shares will first be credited against the earliest accrued but unpaid distribution due with respect to shares of the series which remains payable. If our board of trustees fails to declare a distribution on a distribution payment date on any series of the preferred shares for which distributions are non-cumulative, the holders of the series of the preferred shares will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accrued for the period, whether or not distributions on that series are declared payable on any future distribution payment date.

No distributions (other than in common shares or other equity shares ranking junior to the preferred shares of any series as to distributions and upon liquidation) will be declared or paid or set aside for payment (nor will any other distribution be declared or made upon our common shares, or any of our other equity shares ranking junior to or on a parity with the preferred shares of the series as to distributions or upon liquidation), nor will any common shares or any other of our equity shares ranking junior to or on a parity with the preferred shares of the series as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares) by us (except by conversion into or exchange for our other equity shares ranking junior to the preferred shares of the series as to distributions and upon liquidation) unless:

(1) if the series of preferred shares has a cumulative distribution, full cumulative distributions on the preferred shares of the series have been or contemporaneously are declared and paid or declared and a sum set apart for payment for all past distribution periods and the then current distribution period; and

(2) if the series of preferred shares does not have a cumulative distribution, full distributions on the preferred shares of the series have been or contemporaneously are declared and paid or declared and a sum set apart for payment for the then current distribution period.

Any distribution payment made on shares of a series of cumulative preferred shares being offered will first be credited against the earliest accrued but unpaid distribution due with respect to shares of the series which remains payable.

Redemption. The preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case to the extent set forth in the prospectus supplement relating to the series. The preferred shares also will be subject to redemption at our option, in whole or in part, if the board of trustees determines in good faith that such redemption is necessary to maintain our status as a REIT for tax purposes.

The prospectus supplement relating to a series of preferred shares being offered that is subject to mandatory redemption will specify the number of shares of that series that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid distributions thereon (which will not, if shares of that series do not have a cumulative distribution, include any accumulation in respect of unpaid distributions for prior distribution periods) to the date of redemption. The redemption price may be payable in cash, securities or other property, as specified in the applicable prospectus supplement.

Notwithstanding the foregoing, no preferred shares of any series being offered will be redeemed and we will not purchase or otherwise acquire directly or indirectly any preferred shares of that series (except by conversion into or exchange for equity shares of us ranking junior to the preferred shares of that series as to distributions and upon liquidation) unless all outstanding preferred shares of that series are simultaneously redeemed unless, in each case:

(1)

if that series of preferred shares has a cumulative distribution, full cumulative distributions on the preferred shares of that series will have been or contemporaneously are declared and paid or declared and a sum sufficient for payment for all past distribution periods and the then current distribution period is set apart; and

(2)

if that series of preferred shares does not have a cumulative distribution, full distributions on the preferred shares of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for payment for the then current distribution period is set apart; provided, however, that we may acquire preferred shares of the series under a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of the series.

If fewer than all of the outstanding preferred shares of any series being offered are to be redeemed, the number of shares to be redeemed will be determined by us and these shares may be redeemed pro rata from the holders of record of these shares in proportion to the number of these shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares of any series to be redeemed at the address shown on our share transfer books. Each notice will state:

(1)	the redemption date;

(2)	the number of shares and series of our preferred shares to be redeemed;

(3)	the redemption price;

(4)	the place or places where certificates for such preferred shares are to be surrendered for payment of the redemption price; and

(5)	that distributions on our preferred shares to be redeemed will cease to accrue on the redemption date.

If fewer than all our preferred shares of any series are to be redeemed, the notice mailed to each holder will also specify the number of preferred shares to be redeemed from the holder and, upon redemption, a new certificate will be issued representing the unredeemed shares without cost to the holder. To facilitate the redemption of preferred shares, our board of trustees may fix a record date for the determination of preferred shares to be redeemed. The record date may not be less than 30 nor more than 60 days before the date fixed for redemption.

If notice has been given as provided above, unless we default in providing funds for the payment of the redemption price on that date, then from and after the redemption date all distributions on our preferred shares called for redemption will cease. From and after the redemption date, unless we default, all rights of the holders of our preferred shares of such series, except the right to receive the redemption price (but without interest), will cease.

Subject to applicable law and the limitation on purchases when distributions on preferred shares are in arrears, we may, at any time and from time to time, purchase any preferred shares in the open market, by tender or by private agreement.

Liquidation Preference. If we voluntarily or involuntarily liquidate, dissolve or wind-up our affairs, then, before we make any distribution or payment to the holders of any common shares or any other class or series of shares of beneficial interest ranking junior to our preferred shares in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each series of preferred shares will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable articles supplementary relating to such series), plus an amount equal to all accrued and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon the voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares of any series and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest ranking on a parity with our preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred shares and all other such classes or series of shares of beneficial interest will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to our preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, our consolidation or merger with or into any other corporation, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up.

Voting Rights. Holders of our preferred shares have no voting rights, except as set forth below or as otherwise expressly required by law or as indicated in the applicable articles supplementary.

If six quarterly distributions payable on any series of preferred shares are in default (whether or not declared or consecutive), the holders of all the series of preferred shares, voting as a single class with all other series of preferred shares upon which similar voting rights have been conferred and are exercisable, will be entitled to elect two additional trustees until all distributions in default have been paid or declared and set apart for payment.

The right to vote separately to elect trustees will, when vested, be subject, always, to the same provisions for vesting of the right to elect trustees separately in the case of future distribution defaults. At any time when the right to elect trustees separately has vested, we may, and upon the written request of the holders of record of not less than 10% of our total number of preferred shares then outstanding will, call a special meeting of shareholders for the election of trustees. In the case of the written request, a special meeting will be held within 90 days after the delivery of the request and, in either case, at the place and upon the notice provided by law and in the bylaws. However, we will not be required to call a special meeting if the request is received less than 120 days before the date fixed for the next annual meeting of shareholders, and the holders of all classes of outstanding preferred shares are offered the opportunity to elect the trustees (or fill any vacancy) at the annual meeting of shareholders. Trustees so elected will serve until the next annual meeting of shareholders or until their respective successors are elected and qualify. If, before the end of the term of any trustee so elected, a vacancy in the office of the trustee occurs, during the continuance of a default in distributions on preferred shares by reason of death, resignation, or disability, the vacancy will be filled for the unexpired term of the former trustee by the appointment of a new trustee by the remaining trustee or trustees so elected.

The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preferred shares of each series will be required to amend or repeal any provision of, or add any provision to, our declaration of trust, including the articles supplementary, if this action would materially and adversely alter or change the rights, preferences or privileges of the series of preferred shares.

Our board of trustees will not, without the consent of holders of at least 66 2/3% of the outstanding preferred shares, voting as a single class, authorize another class of shares of beneficial interest senior to our preferred shares. No consent or approval of the holders of any series of preferred shares will be required for the issuance from authorized but unissued preferred shares of other preferred shares of any series ranking on a parity with or junior to our preferred shares in question, or senior to a series of preferred shares expressly made junior to that series of preferred shares as to payment of distributions and distribution of assets, including other preferred shares of the same series.

These voting provisions will not apply if, at or prior to the time when the act with respect to which a vote would otherwise be required is effected, all outstanding preferred shares of the series had been redeemed or called for redemption upon proper notice and sufficient funds had been deposited in trust to effect the redemption.

Conversion Rights. The terms and conditions, if any, upon which shares of any series of preferred shares being offered are convertible into common shares will be set forth in the applicable prospectus supplement. The terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred shares or automatically upon the occurrence of certain events, the events requiring an adjustment of the conversion price and provisions affecting conversion if we redeem the preferred shares.

DESCRIPTION OF EQUITY SHARES

In this description, all references to “we,” “us” or “our” refer only to Public Storage and not to any of its subsidiaries.

We are authorized to issue up to 100,000,000 equity shares of beneficial interest, par value $0.01 per share. Our declaration of trust provides that the equity shares may be issued from time to time in one or more series and gives the board of trustees broad authority to fix the distribution, conversion and voting rights, redemption provisions and liquidation rights of each series of equity shares. Holders of equity shares have no preemptive rights. The equity shares will be, when issued, fully paid and nonassessable. We had no equity shares outstanding as of the date of this prospectus.

The issuance of equity shares with special voting rights could be used to deter attempts by a single shareholder or group of shareholders to obtain control of us in transactions not approved by our board of trustees. We have no intention to issue equity shares for these purposes.

Ownership Limitations

For a discussion of the ownership limitations that apply to equity shares, see “Description of Common Shares—Ownership Limitations.”

DESCRIPTION OF DEPOSITARY SHARES

In this description, all references to “we,” “us” or “our” refer only to Public Storage and not to any of its subsidiaries.

We may, at our option, elect to offer depositary shares, each of which will represent a fractional interest in a preferred share or equity share of a specified series as described in the applicable prospectus supplement. As of November 29, 2024 we had outstanding an aggregate of 174,000,000 depositary shares representing fractional interests in an aggregate of 174,000 outstanding preferred shares of various series. The preferred shares or equity shares represented by the depositary shares will be deposited with Computershare Trust Company, N.A. or another depositary named in the applicable prospectus supplement, under a deposit agreement, among the depositary, the holders of the depositary receipts and us. Depositary receipts, which evidence our depositary shares, will be credited in electronic form or delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and distribution disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our declaration of trust and the form of articles supplementary for the applicable series of preferred shares or equity shares.

Distributions

The depositary will distribute all cash or other cash distributions received in respect of the series of preferred shares or equity shares represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred shares or equity shares. The depositary, however, will distribute only an amount as can be distributed without attributing to any depositary share a fraction of one cent with any undistributed balance added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, in proportion, as nearly as may be practicable, to the number of depositary shares owned by those holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make the distribution. If this occurs, the depositary may (with our approval) sell the property and distribute the net proceeds from that sale to those holders or adopt another method of distribution as it deems equitable and appropriate.

Liquidation Rights

If we liquidate, dissolve or wind-up our affairs, whether voluntarily or involuntarily, the holders of each depositary share will be entitled to the fraction of the liquidation amount accorded each share of the applicable series of preferred shares or equity shares, as set forth in the applicable articles supplementary.

Redemption

For all cases where series of preferred shares or equity shares represented by that series of depositary shares is redeemable, those depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred shares or equity shares held by the depositary. Whenever we redeem any preferred shares or equity shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing our preferred shares or equity shares so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of our preferred shares or equity shares and the depositary shares to the record holders of the depositary receipts.

Conversion

If the series of preferred shares or equity shares represented by the applicable series of depositary shares is convertible into a different class of our shares, the depositary shares will also be convertible on the terms described in the applicable prospectus supplement.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred shares or equity shares represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts as of the record date for that meeting. Each record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preferred shares or equity shares represented by that record holder’s depositary shares. The depositary will then try, as far as practicable, to vote our preferred shares or equity shares represented by such depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any of our preferred shares or equity shares to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Shares or Equity Shares

Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due to the depositary, and subject to the terms of the deposit agreement, the surrendering holder is entitled to delivery of the number of whole preferred shares or equity shares and all money and other property, if any, represented by those depositary shares. Partial preferred shares or equity shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares or equity shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred shares or equity shares will not be entitled to deposit those shares under the deposit agreement or to receive depositary receipts evidencing depositary shares.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the deposit agreement may at any time and from time to time be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares of any series will not be effective unless that amendment has been approved by the holders of at least a majority of the depositary shares of that series then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing those depositary shares with instructions to the depositary to deliver to the holder our preferred shares or equity shares and all money and other property, if any, represented by the depositary receipt, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by the depositary or by us only if:

(1)	all outstanding depositary shares have been redeemed; or

(2)

there has been a final distribution in respect of our preferred shares or equity shares in connection with our liquidation, dissolution or winding up and the distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of our preferred shares or equity shares and the initial issuance of the depositary receipts, and redemption of our preferred shares or equity shares and all withdrawals of preferred shares or equity shares by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and those other charges as are provided in the deposit agreement to be for their accounts. In some circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of our preferred shares or equity shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred shares or equity shares.

Neither the depositary nor we assume any obligation or liability under the deposit agreement to holders of depositary receipts other than for its or our negligence or willful misconduct. Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of the depositary’s duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares or equity shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give the information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

U.S. Federal Income Tax Considerations

Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred shares or equity shares represented by those depositary shares. Accordingly, the owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred shares or equity shares. In addition:

(1)	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares or equity shares in exchange for depositary shares;

(2)

the aggregate tax basis of the preferred or equity shares to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares being exchanged; and

(3)	the holding period for preferred shares or equity shares in the hands of an exchanging owner of depositary shares will include the period during which that person owned those depositary shares.

DESCRIPTION OF WARRANTS

In this description, all references to “we,” “us” or “our” refer only to Public Storage and not to any of its subsidiaries.

We have no warrants outstanding (other than options issued under our equity incentive plan). We may issue warrants for the purchase of common shares, preferred shares, equity shares or debt securities. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the applicable prospectus supplement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants being offered. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

(1)	the title of those warrants;

(2)	the aggregate number of those warrants;

(3)	the price or prices at which those warrants will be issued;

(4)	the class, series, number and terms of the common, preferred or equity shares purchasable upon exercise of those warrants;

(5)	the designation and terms of the other shares, if any, with which those warrants are issued and the number of those warrants issued with each share;

(6)	the date, if any, on and after which those warrants and the related common shares, preferred shares or equity shares, if any, will be separately transferable;

(7)	the price at which each common, preferred or equity share purchasable upon exercise of those warrants may be purchased;

(8)	the date on which the right to exercise those warrants will commence and the date on which that right expires;

(9)	the minimum or maximum amount of those warrants which may be exercised at any one time; and

(10)	any other terms of those warrants, including terms, procedures and limitations relating to the exchange and exercise of those warrants.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities of Public Storage Operating Company. In this description, unless specifically noted otherwise or unless the context otherwise requires, all references to “we,” “us,” “our” and “ours” refers to Public Storage Operating Company as issuer of the debt securities, and not to any of its respective subsidiaries.

We may issue debt securities in one or more series under the indenture between us and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, dated September 18, 2017, as amended by the Sixteenth Supplemental Indenture, dated as of August 14, 2023, among us, Public Storage, as guarantor, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, which are filed as exhibits to the registration statement of which this prospectus is a part. References herein to the “Indenture” refer to such indenture, as amended, and references to the “Trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the Indenture and in the applicable debt securities of that series, and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description of selected provisions of the Indenture and the debt securities that may be issued thereunder is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the Indenture, any supplemental indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part, or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the Indenture or the form of the applicable debt securities, see “Where You Can Find More Information.” The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture, any supplemental indentures and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

We may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

•	the title of the series of debt securities and whether the debt securities are senior or subordinated;

•	the aggregate principal amount of debt securities of the series and any limit thereon;

•	whether such debt securities are to be issuable in global form or in registered securities;

•

the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which we will pay the principal of and premium, if any, on debt securities of the series, or the method used to determine such date or dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

•	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

•	the terms and conditions, if any, upon which we are required to, or may, at our option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which we will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•

if other than the entire principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•	the authorized denominations in which debt securities of the series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer or exchange, (3) the debt securities of the series may be surrendered for conversion or exchange and (4) notices or demands to or upon us in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;

•	the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into equity of us or any other person or into any other securities;

•

if other than U.S. Dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made, the manner of determining the equivalent thereof in U.S. Dollars for any purpose, and the ability, if any, of us or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies and the terms and conditions upon which such election may be made;

•

whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “Indexed Securities”) and the manner used to determine those amounts;

•	any addition to, modification of, or deletion of, any covenant or Event of Default with respect to debt securities of the series or any guarantee;

•	whether the securities will be secured;

•	the covenants subject to covenant defeasance (as defined below);

•	the terms and conditions, if any, upon which debt securities are to be issuable upon the exercise of warrants;

•	the identity of the depositary for the global debt securities;

•

the circumstances under which we will or any guarantor will pay Additional Amounts on the debt securities of the series in respect of any tax, assessment, or other governmental charge and whether we will have the option to redeem such debt securities rather than pay the Additional Amounts;

•

if there is more than one trustee, the identity of the trustee that has any obligations, duties and remedies with respect to the debt securities and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to the debt securities;

•	the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of the debt securities;

•

if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any date;

•	whether the debt securities will not be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	the exchanges, if any, on which the debt securities of the series may be listed;

•	the price or prices at which the debt securities of the series will be sold;

•	if debt securities issuable in global form are to be issuable in definitive form, then the forms and terms related to such issuance;

•

the person to whom any interest on any registered security shall be payable, if other than the person in whose name such security is registered at the close of business on the regular record date for such payment and the manner in which any interest payable on a temporary global security will be paid if other than in the manner provided in the Indenture;

•	any additional covenants subject to waiver by the act of the holders of debt securities pursuant to the Indenture; and

•	any other terms of debt securities of the series and any deletions from or modifications or additions to the Indenture in respect of such securities.

As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series. Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have a material adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving our management, or any affiliate of any of those parties,

(2)	a change of control, or

(3)	a reorganization, restructuring, merger, or similar transaction involving us or our affiliates.

Registration, Transfer, Payment and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at our office or at the office of our agent in the continental United States. However, we may, at our option, make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Issuer, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•

issue, register the transfer of or exchange any debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

•

the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance, unless otherwise provided in the Indenture,

•

the principal amount of a debt security denominated in a foreign currency shall be the U.S. Dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

•	a debt security owned by us or any obligor on the debt security or any of our affiliates or the affiliates of such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Covenants

Existence

Except as described under “—Merger, Consolidation or Sale” below, we, and any guarantor, will do or cause to be done all things necessary to preserve and keep in full force and effect our, or its, existence, rights (by charter and statutory) and franchises. However, neither we, nor any guarantor, will be required to preserve any such right or franchise if we determine that the preservation of the right or franchise is no longer desirable in the conduct of the business.

Maintenance of Properties

We will cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment. Our obligations with respect to the maintenance of these properties is subject to our judgment as to what may be necessary so that the business carried on in connection with these properties may be properly conducted in all material respects at all times. We and our Subsidiaries will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in our best interests, (2) discontinuing maintenance or operation of any property if, in our judgment, doing so is in our best interest and is not disadvantageous in any material respect to the holders of the debt securities, or (3) selling or otherwise disposing of any properties for value in the ordinary course of business.

Insurance

We will, and will cause each of our Subsidiaries to, keep in force insurance policies on all our insurable properties. The insurance policies will be issued by responsible companies in such amounts and covering all such risks as is reasonable as determined by us in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims

We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:

•	all material taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our or any Subsidiary’s income, profits or property;

•	all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a material lien upon our property or the property of any Subsidiary; and

•	excluding, however, any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Additional Covenants

The applicable prospectus supplement will describe any additional material covenants relating to such series of debt securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture as being:

(1)	default for thirty (30) days in the payment of any installment of interest or Additional Amounts payable with respect to such interest under the debt securities of that series;

(2)

default in the payment of the principal of or premium, if any, on or, any Additional Amounts payable in respect of any principal of or premium, if any, on the debt securities of that series, when the same becomes due and payable or default is made in the deposit of any sinking fund payment with respect to the debt securities of that series when due;

(3)

we fail to comply with any of our other agreements contained in the debt securities or the Indenture (other than an agreement a default in whose performance or whose breach is elsewhere specifically dealt with in the Indenture or which has expressly been included in the Indenture solely for the benefit of a series of debt securities other than that series) upon receipt by us of notice of such default by the Trustee or receipt by us and the Trustee of written notice of such default by holders of not less than twenty five percent (25%) in aggregate principal amount of the debt securities of that series then outstanding and we fail to cure (or obtain a waiver of) such default within ninety (90) days after we receive such notice;

(4)

failure to pay any recourse indebtedness for monies borrowed by us in an outstanding principal amount in excess of $100,000,000 at final maturity or upon acceleration after the expiration of any applicable notice and grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice of such failure to us from the Trustee (or to us and the Trustee from holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding debt securities of that series); and

(5)	specified events of bankruptcy, insolvency, or reorganization with respect to us, any guarantor, any Significant Subsidiary or any of their respective properties.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the Trustee has actual knowledge (as such knowledge is described in the Indenture) of a default relating to such debt securities; provided, however, that the Trustee may withhold notice to the holders of the debt securities of such series of any default, except a default in the payment of the principal of, premium, if any, or interest on any debt securities of such series, or in the payment of any sinking fund installment, if and so long as specified responsible officers of the Trustee determine in good faith that the withholding of the notice is in the interest of the holders; and provided further that in the case of an Event of Default as described in (3) above, the Trustee will not give notice to the holders until at least 90 days after the occurrence thereof.

If an Event of Default specified in clause (5) above occurs, then the principal of, and premium, if any, on all the outstanding debt securities of the applicable series and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, and premium, if any, on, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences if:

•

we have paid or deposited with the Trustee a sum of money sufficient to pay all required payments as specified in the Indenture, including payments of the principal of, any premium and interest on the debt

•	securities of such series, and specified compensation, expenses, disbursement and advances of the Trustee; and

•

all Events of Default with respect to the debt securities of such series, other than the non-payment of principal of, any premium and interest on, and any Additional Amounts with respect to the debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may waive any past default with respect to the debt securities of such series and its consequences, except:

•	a continuing default in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any debt security of such series, or

•	in the case of any debt securities which are convertible into or exchangeable for common equity or other securities or property, a continuing default in any such conversion or exchange, or

•

a continuing default in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or the debt securities of such series, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received written notice of an Event of Default with respect to such series from a holder of a debt security of such series, a written request to institute proceedings in respect of such Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the Indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments, and in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange as the case may be, such debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any such right to convert or exchange, and this right shall not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of debt securities or involve the Trustee in personal liability, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series) not joining in such action, it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other holder, and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Within 120 calendar days after the close of each fiscal year, we must deliver to the Trustee an officer’s certificate, signed by one of our specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers and Meetings

The Indenture permits us and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any debt securities, or

•

reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts payable with respect to any debt securities or related guarantee or change our or any guarantor’s obligation to pay Additional Amounts, or

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or

•	adversely affect any right of repayment or repurchase at the option of any holder, or

•

change any place where, or the currency in which, the principal of, any premium or interest on, or any additional amounts with respect to any debt securities or guarantees are payable (or, in the case of redemption on or after the redemption date, or on or after the date for repayment or repurchase), or

•

in the case of any debt security which is convertible into or exchangeable for other securities or property, impair the right to institute suit to enforce the right to convert or exchange such Security in accordance with its terms, or

•	impair the holder’s right to institute suit to enforce the payment of any debt securities or guarantee on or after their stated maturity, or

•

reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the Indenture or specified defaults under the Indenture and their consequences, or

•	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities; or

•

modify the sections of the Indenture setting forth the provisions of the Indenture that may not be amended without the consent of holders, or providing for the waiver of past defaults and the waiver of certain covenants, except to increase any such percentage or provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of such series; or

•	release a guarantor from any of the obligations under a guarantee except as permitted under the Indenture; or

•	make any change that adversely affects the right, if any, to convert or exchange any debt security for common equity or other securities or property; or

•	change the ranking of the debt securities of any series.

The Indenture also contains provisions permitting us and any guarantor, as applicable, and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Indenture, among other things:

•	to evidence a successor to us or any guarantor, if applicable, under the Indenture, or successive successors, and the assumption by any such successor of the covenants of us or any guarantor;

•

to add to our covenants or the covenants of any guarantor for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us or any guarantor in the Indenture;

•

to change or eliminate any restrictions on the payment of principal of or any premium or interest on or any additional amounts with respect to any debt securities or any guarantee, provided any such action does not adversely affect the interest of the holders of debt securities of any series;

•	to add to the Events of Default in a manner that benefits the holders of all or any series of debt securities issued under the Indenture;

•

to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series (provided that any such deletions, additions and changes shall not be applicable to any other series of debt securities then outstanding);

•	to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act;

•

to provide for any guarantee of the holders of debt securities of a series, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities which such release, termination or discharge is permitted by the Indenture;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the Indenture;

•

to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the Indenture of any holder in any material respect;

•

to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities; provided, that the action shall not adversely affect the interests of the holders of debt securities in any material respect;

•	to provide for the issuance of additional debt securities, subject to the limitations established in the Indenture;

•	to comply with the rules of any applicable depository or the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•	to add to or change any provisions of the Indenture to such extent as is necessary to permit or facilitate the issuance of debt securities in uncertificated form;

•	to amend or supplement any provision contained in the Indenture, in any supplemental indenture or in any debt securities, provided that the amendment or supplement (i) does not (a) apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision, or (b) modify the rights of holders of any such debt securities with respect to such provision, or (ii) becomes effective only when no security described in clause (i)(a) is outstanding; or

•

to conform the terms of the Indenture or the debt securities of a series, as applicable, to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of such debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (i) in the payment of the principal of, or premium, if any, or interest, if any, on, and any Additional Amounts with respect to, the debt securities of that series, (ii) with respect to the conversion or exchange of a series of debt securities convertible or exchangeable into our common equity, or (iii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon our or any guarantor’s request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Guarantees

Debt securities issued by Public Storage Operating Company may be fully and unconditionally guaranteed by Public Storage. The applicable prospectus supplement relating to a series of debt securities may provide that those debt securities will have the benefit of a guarantee by Public Storage. Any such guarantees will be general obligations of Public Storage.

The obligations of Public Storage under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent transfer or conveyance under applicable law. Public Storage, as guarantor, will be permitted to consolidate or merge with, or lease or sell substantially all of its assets to another company as provided below under “—Merger, Consolidation and Sale.” The terms of any guarantee and the conditions upon which a guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

Merger, Consolidation and Sale

We, or any guarantor, as applicable, may merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of our or such guarantor’s property and assets, as applicable, to, any other entity, provided that the following conditions are met:

•

we or the guarantor, as applicable, are the continuing entity, or the successor entity (if other than us or the guarantor, as applicable) formed by or resulting from such consolidation or merger or which shall have received such sale, assignment, conveyance, transfer or lease of property and assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture payment of the principal of and interest on all of the debt securities or, as applicable, expressly assume the obligations of the guarantor under the applicable guarantee, and the due and punctual performance and observance of all of the covenants and conditions in the Indenture;

•

immediately after giving effect to the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•

either we or the guarantor, as applicable, or the successor entity, in either case, shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the Indenture and that all conditions precedent provided for relating to such transaction have been complied with.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which we, or the guarantor, as applicable, are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours or the guarantor, as applicable, and (except in the case of a lease), we and the predecessor guarantor, as applicable, shall be discharged from our obligations under the debt securities and the Indenture.

Discharge, Defeasance and Covenant Defeasance

Satisfaction and Discharge

Upon our direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by us, subject to the survival of specified provisions of the Indenture (except for provisions that survive pursuant to the terms of the Indenture and the debt securities of such series), including (unless the accompanying prospectus supplement provides otherwise) our obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and our, or any guarantor’s, if applicable, obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

•	either

(A) all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

(B) all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have irrevocably deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

and, in either case

•	we have paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

•

the Trustee has received an officer’s certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, we or any guarantor, as applicable, will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may elect with respect to the debt securities of the particular series either:

•	to defease and discharge itself and any guarantor from any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

(A) the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below;

(B) the obligations to register the transfer or exchange of those debt securities;

(C) the obligation to replace mutilated, destroyed, lost, or stolen debt securities;

(D) the obligation to maintain an office or agent in the continental United States in respect of those debt securities;

(E) the rights of holders of such outstanding debt securities to receive payments from moneys held in trust when such payments are due;

(F) the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; and

(G) the rights, powers, trusts, duties and immunities of the trustee; or

•

to be released from its obligations and the obligations of any guarantor with respect to those debt securities under (A) certain covenants in the Indenture related to the preservation of our rights (by declaration of trust and statute) and franchises and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) which through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of its reasonable discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments. If the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, we shall have given the Trustee irrevocable instructions to redeem those debt securities on that date.

The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which we are a party or are bound;

•	in the case of legal defeasance, we shall have delivered to the Trustee an opinion of independent counsel acceptable to the Trustee confirming that:

(A) we have received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling; or

(B) since the date of the Indenture, there has been a change in applicable U.S. federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•

in the case of covenant defeasance, we shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a

•

result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust;

•

solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to us or any guarantor or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

•

we shall have delivered to the Trustee an officer’s certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/

or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee of a trust or trusts separate and apart from the trust or trusts administered by any other Trustee under the Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, is the trustee under the Indenture. We may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered indemnity or security reasonably satisfactory to it by the holder against the losses, damages, costs, expense and liabilities which might be incurred thereby.

Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become our creditor, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with us. If it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

The Indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the state of New York without regard to conflicts of law principles of such state other than New York General Obligations Law Section 5-1401.

Notices

All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, or delivered electronically pursuant to the applicable procedures of the depositary, to them at their respective addresses in the register maintained by the trustee.

DESCRIPTION OF UNITS

In this description, all references to “we,” “us” or “our” refer only to Public Storage and not to any of its subsidiaries.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material U.S. federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus and any related prospectus supplement may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities may not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in registered form, in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Information about any selling securityholders may be added to this prospectus pursuant to a prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

For purposes of the following discussion, references to “Public Storage” “the Company,” “we” and “us” mean (i) prior to the Reorganization, the Predecessor and (ii) from and after the Reorganization, Public Storage, and not their respective subsidiaries or affiliates. The following discussion describes the material U.S. federal income tax considerations relating to the taxation of Public Storage as a REIT and the acquisition, ownership and disposition of our common shares. If we offer debt securities, or equity securities other than common shares, information about additional U.S. federal income tax considerations with respect to those securities will be included in the documents pursuant to which those securities are offered.

Because this is a summary that is intended to address only the U.S. federal income tax considerations relating to the ownership and disposition of our common shares, it may not contain all the information that may be important in your specific circumstances. As you review this discussion, you should keep in mind that:

(1)	the tax considerations to you may vary depending on your particular tax situation;

(2)	special rules that are not discussed below may apply to you if you are subject to special tax treatment under the Code, including:

•	broker-dealers;

•	financial institutions;

•	holders who receive our common shares through the exercise of employee stock options or otherwise as compensation;

•	insurance companies;

•	non-U.S. shareholders (as defined below), except to the extent discussed below in “U.S. Taxation of Non-U.S. Shareholders”;

•	persons holding 10% or more (by vote or value) of our outstanding common shares, except to the extent discussed below;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons holding our common shares on behalf of other persons as nominees;

•	persons holding our common shares through a partnership or other pass-through entity;

•	persons subject to the alternative minimum tax provisions of the Code;

•	REITs;

•	regulated investment companies (“RICs”);

•	subchapter S corporations;

•	foreign (non-U.S.) governments;

•	tax-exempt organizations, except to the extent discussed below in “Taxation of Tax-Exempt U.S. Shareholders”;

•	trusts and estates; or

•	U.S. expatriates.

(3)	this summary addresses neither U.S. federal taxes other than income taxes nor state, local or non-U.S. tax considerations;

(4)	this summary deals only with Public Storage common shareholders that hold common shares as “capital assets,” within the meaning of Section 1221 of the Code; and

(5)	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your tax advisor to determine the effect of acquiring, owning and disposing of our common shares in your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this section is based on the Code, current, temporary and proposed regulations promulgated by the U.S. Treasury Department, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes IRS practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this registration statement. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. Except as described under “—Taxation of Public Storage as a REIT—Income Tests Applicable to REITs,” we have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

Taxation of Public Storage as a REIT

General. We elected to be taxed as a REIT under the Code beginning with our taxable year ended December 31, 1981. A REIT generally is not subject to U.S. federal income tax on the net income that it distributes to shareholders if it meets the applicable REIT distribution requirements and other requirements for REIT qualification under the Code.

We believe that we have been and that we are organized and have operated, and we intend to continue to operate, to qualify as a REIT, but there can be no assurance that we qualify or will remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

The sections of the Code that relate to our qualification and operation as a REIT are highly technical and complex. This discussion sets forth material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury regulations, and related administrative and judicial interpretations.

Taxation. For each taxable year in which we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our “REIT taxable income” (generally, taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid) that is distributed currently to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a non-REIT C corporation. A non-REIT C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate is taxed only at the shareholder level upon a distribution of dividends to our shareholders.

U.S. shareholders generally will be subject to taxation on dividends distributed by us (other than designated capital gain dividends and “qualified dividend income”) at rates applicable to ordinary income, instead of at lower capital gain rates. For taxable years beginning before January 1, 2026, generally, U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Capital gain dividends and qualified dividend income will continue to be subject to a maximum 20% rate.

While we generally will not be subject to corporate income taxes on income that we distribute currently to shareholders, we will be subject to U.S. federal income tax as follows:

(1)	We will be taxed at the regular corporate rate on any undistributed “REIT taxable income.”

(2)

If we have (1) net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or (2) other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

(3)

Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property. See “ - Prohibited Transaction Income,” below.

(4)

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% gross income test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount of our income qualifying for the 95% gross income test for the taxable year, multiplied in either case by a fraction intended to reflect our profitability.

(5)

We will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding tax year and amounts retained for which U.S. federal income tax was paid if we fail to make the required distribution by the end of a calendar year (taking into account certain distributions declared in the last three months of a calendar year and paid prior to the end of January of the following calendar year). The required distribution for each calendar year is equal to the sum of:

•	85% of our REIT ordinary income for the year;

•	95% of our REIT capital gain net income for the year; and

•	any undistributed taxable income from prior taxable years.

(6)

We will be subject to a 100% penalty tax on certain rental income we receive when a taxable REIT subsidiary provides services to our tenants, on certain expenses deducted by a taxable REIT subsidiary on payments made to us and on income for services rendered to us by a taxable REIT subsidiary, if the arrangements among us, our tenants, and our taxable REIT subsidiaries do not reflect arm’s-length terms.

(7)

If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we would be liable for corporate income tax, at the highest applicable corporate rate for the “built-in gain” with respect to those assets if we disposed of those assets within the five-year period following the acquisition from the non-REIT C corporation. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT C corporation’s interest in the partnership. The results described in this paragraph assume that the non-REIT C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. Any gain from the sale of property which we acquired in an exchange under Section 1031 (a like kind exchange) or Section 1033 (an involuntary conversion) of the Code would be excluded from the application of this built-in gain tax. We also have acquired assets in carry-over basis merger transactions with a number of REITs. If any such acquired REIT failed to qualify as a REIT at the time of its merger into us, it would have been a non-REIT C corporation and we also would be liable for tax liabilities inherited from it.

(8)

If we fail to satisfy one of the REIT asset tests (other than certain de minimis failures), but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets by the highest rate of tax applicable to corporations.

(9)

If we fail to satisfy certain of the requirements under the Code the failure of which would result in the loss of our REIT status, and the failure is due to reasonable cause and not willful neglect, we may be required to pay a penalty of $50,000 for each such failure in order to maintain our qualification as a REIT.

(10)

If we fail to comply with the requirements to send annual letters to our shareholders requesting information regarding the actual ownership of our shares and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

Furthermore, notwithstanding our status as a REIT, we also may have to pay certain state and local income taxes, because not all states and localities treat REITs the same as they are treated for U.S. federal income tax purposes. Moreover, each of our taxable REIT subsidiaries (as further described below) is subject to U.S. federal, state and local corporate income taxes on its net income.

If we are subject to taxation on our REIT taxable income or subject to tax due to the sale of a built-in gain asset that was acquired in a carry-over basis from a non-REIT C Corporation, some of the dividends we pay to our shareholders during the following year may be subject to tax at the reduced capital gains rates, rather than taxed at ordinary income rates. See “—Taxation of U.S. Shareholders—Qualified Dividend Income.”

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company within the meaning of certain provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)

not more than 50% in value of the outstanding shares or other beneficial interest of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities and as determined by applying certain attribution rules) during the last half of each taxable year;

(7)

that makes an election to be a REIT for the current taxable year, or has made such an election for a previous taxable year that has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and the Treasury regulations promulgated thereunder; and

(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of determining share ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Section 401(a) of the Code generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

We believe that we have been organized, have operated and have issued sufficient shares of beneficial ownership with sufficient diversity of ownership to allow us to satisfy the above conditions. In addition, our organizational documents contain restrictions regarding the transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. The ownership restrictions in our declaration of trust generally prohibit the actual or constructive ownership of more than 3% of our outstanding common shares or more than 9.9% of the outstanding class or series of preferred or equity shares, in each case, other than certain “excepted holders” or “designated investment entities” (each as defined in our declaration of trust), which are subject to separate limits set forth in our declaration of trust, unless an exception is established by the board of trustees. See “Description of Common Shares—Ownership Limitations.”

The REIT protective provisions of our organizational documents are modeled after certain arrangements that the IRS has ruled in private letter rulings will preclude a REIT from being considered to violate the ownership restrictions so long as the arrangements are enforceable as a matter of state law and the REIT seeks to enforce them as and when necessary. There can be no assurance, however, that the IRS might not seek to take a different position concerning Public Storage (a private letter ruling is legally binding only as to the taxpayer to whom it was issued and we will not seek a private ruling on this issue) or contend that we failed to enforce these various arrangements. Accordingly, there can be no assurance that these arrangements necessarily will preserve our REIT status. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

To monitor compliance with condition (6) above, a REIT is required to send annual letters to its shareholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and do not know, or exercising reasonable diligence, would not have known, of a failure to meet condition (6) above, then we will be treated as having met condition (6) above.

To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. As a result of mergers we have entered into, Public Storage has succeeded to various tax attributes of those entities and their predecessors, including any undistributed earnings and profits. We do not believe that we have acquired any undistributed non-REIT earnings and profits and we believe that the REITs with which we have merged qualified as REITs at the time of acquisition. However, neither these entities nor Public Storage has sought an opinion of counsel or outside accountants to the effect that we did not acquire any undistributed non-REIT earnings and profits. There can be no assurance that the IRS would not contend otherwise on a subsequent audit. If it was determined that we had at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year, and we were unable to take advantage of applicable “deficiency dividend” procedures, we could fail to qualify as a REIT. Moreover, if we were considered to be a “successor” under the applicable Treasury regulations to a corporation that had failed to qualify as a REIT at the time of its merger with Public Storage, we could fail to qualify as a REIT.

Qualified REIT Subsidiaries. We may acquire 100% of the stock of one or more corporations that are qualified REIT subsidiaries. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its stock and it is not a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as our assets, liabilities and such items (as the case may be) for all purposes of the Code, including the REIT qualification tests. For this reason, references in this discussion to our income and assets should be understood to include the income and assets of any qualified REIT subsidiary we own or have owned. A qualified REIT subsidiary will not be subject to U.S. federal income tax, although it may be subject to state and local taxation in some states. Our ownership of the voting stock of a qualified REIT subsidiary will not violate the asset test restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets, as described below in “—Asset Tests Applicable to REITs.” We have not held any qualified REIT subsidiaries since the reorganization of our predecessor’s business into an umbrella partnership real estate investment trust.

Taxable REIT Subsidiaries. A taxable REIT subsidiary is a corporation other than a REIT in which we directly or indirectly hold stock, which has made a joint election with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. A taxable REIT subsidiary also includes any corporation other than a REIT in which a taxable REIT subsidiary of ours owns, directly or indirectly, securities, (other than certain “straight debt” securities), which represent more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to our tenants without causing us to receive impermissible tenant service income under the REIT gross income tests. A taxable REIT subsidiary is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a non-REIT C corporation. If dividends are paid to us by our taxable REIT subsidiary, then a portion of the dividends we distribute to shareholders who are taxed at individual rates will generally be eligible for taxation at lower capital gains rates, rather than at ordinary income rates. See “Taxation of U.S. Shareholders—Qualified Dividend Income.”

Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions applicable to the arrangements between a REIT and its taxable REIT subsidiaries are intended to ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made directly or indirectly to us in excess of a certain amount. See “—Interest Deduction Limitation.” In addition, a REIT will be obligated to pay a 100% penalty tax on some payments that it receives or on certain expenses deducted by the taxable REIT subsidiary, and on income earned by our taxable REIT subsidiaries for services provided to, or on behalf of, us (and not to services provided to tenants), if the economic arrangements between the REIT, the REIT’s tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. Our taxable REIT subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. There can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of payments received by us from, or expenses deducted by, or service income imputed to, our taxable REIT subsidiaries.

One or more of our subsidiaries have elected, together with us, to be treated as taxable REIT subsidiaries of Public Storage. These entities have engaged in businesses such as providing moving services and tenant reinsurance, and selling locks, boxes and packing materials, among other activities.

Subsidiary REITs. We own and may acquire direct or indirect interests in one or more entities, including PSOP GP, LLC, that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, the (i) the Subsidiary REIT would become subject to U.S. federal income tax (including any applicable corporate minimum tax) and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.

Partnership Interests. A REIT that owns an equity interest in an entity treated as a partnership for U.S. federal income tax purposes is deemed to own its share (based upon its proportionate share of the capital of the partnership) of the assets of the partnership and is deemed to earn its proportionate share of the partnership’s income. However, solely for purposes of the 10% value test described below, the determination of a REIT’s interest in the partnership’s assets is based on the REIT’s proportionate interest in the equity and certain debt securities issued by the partnership. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. We own substantially all of our assets through PSA OP. In addition, we have acquired interests in various partnerships that own and operate properties. Thus, our proportionate share of the assets and items of income of these partnerships, including any such partnerships’ shares of assets and items of income of any subsidiaries that are partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes, are treated as assets and items of income of Public Storage for purposes of applying the REIT asset and income tests. For these purposes, under current Treasury regulations our interests in each of the partnerships must be determined in accordance with our “capital interest” in each entity, as applicable.

We believe that each of the partnerships and limited liability companies in which we own an interest, directly or through another partnership or limited liability company, will be treated as partnerships or disregarded for U.S. federal income tax purposes and will not be taxable as corporations. If any of these entities were treated as a corporation, it would be subject to an entity level tax on its income and we could fail to meet the REIT income and asset tests. See “—Income Tests Applicable to REITs” and “—Asset Tests Applicable to REITs” below.

Under the Bipartisan Budget Act of 2015, liability is imposed on a partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners, but our partnerships may not qualify for those rules and the relevant partnership agreements may not authorize those transfers.

For additional information regarding tax aspects of our ownership of partnerships, see “—Tax Aspects of Investments in Partnerships” below.

Income Tests Applicable to REITs. To qualify as a REIT, we must satisfy two gross income tests which are applied on an annual basis. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property or from some types of temporary investments. Income from investments relating to real property or mortgages on related property includes “rents from real property,” gains on the disposition of real estate, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from any combination of income qualifying under the 75% gross income test and dividends, interest, and gain from the sale or disposition of stock or securities. Interest income and gain from the sale of a debt instrument issued by a “publicly offered REIT,” unless the debt instrument is secured by real property or an interest in real property, is not treated as qualifying income for purposes of the 75% gross income test but will be treated as qualifying income for purposes of the 95% gross income test. A “publicly offered REIT” means a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act.

Rents we receive will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if several conditions are met:

•

the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	we, or an actual or constructive owner of 10% or more of our shares, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if either (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space or (ii) the property is a qualified lodging facility or a qualified health care property, and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met;

•

rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of rent attributable to personal property will not qualify as “rents from real property”; and

•

we generally must not provide directly impermissible tenant services to the tenants of a property, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no income or a taxable REIT subsidiary. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered primarily for the convenience of the tenant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may provide through an independent contractor or a taxable REIT subsidiary, both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” If the total amount of income we receive from providing impermissible tenant services at a property exceeds 1% of our total income from that property, then all of the income from that property will fail to qualify as “rents from real property.” Impermissible tenant service income is deemed to be at least 150% of our direct cost in providing the service.

In light of these requirements, we do not intend to take any of the actions listed below, unless we determine that the resulting nonqualifying income, taken together with all other nonqualifying income that we earn in the taxable year, will not jeopardize our status as a REIT:

(1)

charge rent for any property that is based in whole or in part on the income or profits of any person (unless based on a fixed percentage or percentages of gross receipts or sales, as permitted and described above);

(2)

rent any property to a related party tenant, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party tenant rule applicable to certain leases with a taxable REIT subsidiary;

(3)

derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

(4)	directly perform services considered to be noncustomary or “rendered to the occupant” of the property.

The ownership of certain partnership interests creates several issues regarding our satisfaction of the gross income tests. First, we earn property management fees from these partnerships. Existing Treasury regulations do not address the treatment of management fees derived by a REIT from a partnership in which the REIT holds a partnership interest, but the IRS has issued a number of private letter rulings holding that the portion of the management fee that corresponds to the REIT’s capital interest in the partnership in effect is disregarded in applying the gross income tests when the REIT holds a “substantial” interest in the partnership. We disregard the portion of management fees derived from partnerships in which we are a partner that corresponds to our interest in these partnerships in determining the amount of our nonqualifying income. Private letter rulings, while indicative of the IRS’s views as to a particular issue, cannot be relied upon by a taxpayer other than the taxpayer to whom the ruling has been issued. There can be no assurance, therefore, that the IRS would not take a contrary position with respect to Public Storage, either rejecting the approach set forth in the private letter rulings mentioned above or contending that our situation is distinguishable from those addressed in the private letter rulings (for example, arguing that we do not have a “substantial” interest in the partnerships).

In addition, we acquired interests in certain of these partnerships that entitle us to a percentage of profits (either from operations, or upon a sale, or both) in excess of the percentage of total capital originally contributed to the partnership with respect to such interest. Existing Treasury regulations do not specifically address how our “capital interest” in partnerships of this type should be determined. This determination is relevant because it affects both the percentage of the gross rental income of the partnership that is considered gross rental income (or qualifying income) to us and the percentage of the management fees paid to us that is disregarded in determining our nonqualifying income. In determining our “capital interest” in the various partnerships, we estimate the percentage of the partnership’s assets that would be distributed to us if those assets were sold and distributed among the partners in accordance with the applicable provisions of the partnership agreements. There can be no assurance, however, that the IRS will agree with this methodology and not contend that another, perhaps less favorable, method must be used for purposes of determining our “capital interests,” which could adversely affect our ability to satisfy the 75% and 95% gross income tests. Moreover, we hold acquired indirect equity interests in real estate located outside of the United States through our ownership of interests in Shurgard and Public Storage may acquire additional interests in non-U.S. properties both directly and through equity interests in partnerships, joint ventures, or other legal entities that have invested in real estate. These investments carry risks and uncertainties with respect to our status as a REIT that are not present when we invest directly in real estate in the U.S. and against which we may not be able to protect. For purposes of the 75% and 95% gross income tests, certain foreign currency income and gains are disregarded for purposes of determining gross income.

“Interest” income that depends in whole or in part on the income or profits of any person generally will be non-qualifying income for purposes of the 75% or 95% gross income tests. However, interest based on a fixed percentage or percentages of gross receipts or sales may still qualify under the gross income tests. We do not expect to derive significant amounts of interest that would fail to qualify under both the 75% and 95% gross income tests.

Our share of any dividends received from our corporate subsidiaries that are not “qualified REIT subsidiaries” (and from other corporations in which we own an interest) will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. We do not anticipate that we will receive sufficient dividends to cause us to exceed the limit on nonqualifying income under the 75% gross income test. Dividends that we receive from Subsidiary REITs will qualify for purposes of both REIT income tests.

We enter into forward sale agreements from time to time and, subject to certain conditions, we have the right to elect physical, cash or net share settlement under these agreements at any time and from time to time, in part or in full. In the event that we elect to settle the forward sale agreements for cash and the settlement price is below the forward sale price, we would be entitled to receive a cash payment from the forward purchasers. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our common shares would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether the forward sale agreements qualify as “securities futures contracts,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of the forward sale agreements, we might not be able to satisfy the gross income requirements applicable to REITs under the Code.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we disclose to the IRS the sources of our income as required by the Code and applicable regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. As discussed under “—Taxation of Public Storage as a REIT—General” even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Prohibited Transaction Income. Any gain that we realize on the sale of any property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized through our subsidiary partnerships and disregarded entities for U.S. federal income tax purposes, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. However, we will not be treated as a dealer in real property for the purpose of the 100% penalty tax if: (i) we have held the property for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year of sale or (b) the aggregate tax basis of property sold during the year is 10% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year, (c) the fair market value of property sold during the year is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year; or (d) the aggregate adjusted basis of property sold during the year is 20% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year and the aggregate adjusted basis of property sold during the 3-year period ending with the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of each of the three taxable years ending with the year of sale; or (e) the fair market value of property sold during the year is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the fair market value of property sold during the 3-year period ending with the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of each of the three taxable years ending with the year of sale. If we rely on clauses (b), (c), (d), or (e) in the preceding sentence, substantially all of the marketing and development expenditures with respect to the property sold must be made through an independent contractor from whom we derive no income or our taxable REIT subsidiary. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this “safe harbor.”

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. The items subject to the 100% penalty tax also include “redetermined taxable REIT subsidiary service income.” Redetermined taxable REIT subsidiary service income is gross income (less deductions allocable thereto) of a taxable REIT subsidiary attributable to services provided to, or on behalf of (and not to services provided to tenants), us that is less than the amounts that would have been paid by us to the taxable REIT subsidiary if based on arm’s-length negotiations. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for payments to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where:

•	amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

•	a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•

rents paid to us by tenants who both are leasing at least 25% of the net leasable space in the relevant property and also are not receiving such services from the taxable REIT subsidiary are substantially comparable to the rents paid by our tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated; or

•	the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

While we anticipate that any fees paid to a taxable REIT subsidiary for tenant services will reflect arm’s-length rates, a taxable REIT subsidiary may under certain circumstances provide tenant services which do not satisfy any of the safe-harbor provisions described above. Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions or excess interest, as applicable.

Asset Tests Applicable to REITs. At the close of each quarter of our taxable year, we must satisfy certain tests relating to the nature and diversification of our assets:

(1)

At least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items, or U.S. government securities. Real estate assets include interests in real property, mortgages secured by real estate assets, shares of other REITs (and debt instruments issued by “publicly offered REITs,” interests in mortgages on interests in real property and personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property”), and stock or debt instruments held for less than one year purchased with the proceeds of an offering of shares or certain long-term debt obligations.

(2)

Not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset class (e.g., securities that qualify as real estate assets and government securities);

(3)

Except for equity investments in REITs, certain debt investments in REITs, debt or equity investments in qualified REIT subsidiaries and taxable REIT subsidiaries, and other securities that qualify as “real estate assets” for purpose of the 75% test described in clause (1):

•	the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets;

•	we may not own more than 10% of any one issuer’s outstanding voting securities;

•	we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception discussed below;

(4)	Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries; and

(5)

Not more than 25% of the value of our total assets may be represented by debt instruments issued by publicly offered REITs that are “nonqualified” debt instruments (a “nonqualified publicly offered REIT debt instrument” is any real estate asset that would cease to be a real estate asset if the definition of a real estate asset was applied without regard to the reference to debt instruments issued by publicly offered REITs).

Securities for purposes of the asset tests may include debt securities. However, the Code specifically provides that the following types of debt will not be taken into account for purposes of the 10% value test: (1) securities that meet the “straight debt” safe-harbor, as discussed in the next paragraph; (2) loans to individuals or estates; (3) obligations to pay rent from real property; (4) rental agreements described in Section 467 of the Code; (5) any security issued by other REITs; (6) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and

(7) any other arrangement as determined by the IRS. In addition, for purposes of the 10% value test only, to the extent we hold debt securities that are not described in the preceding sentence, (a) debt issued by partnerships that derive at least 75% of their gross income from sources that constitute qualifying income for purposes of the 75% gross income test, and (b) debt that is issued by any partnership, to the extent of our interest as a partner in the partnership, are not considered securities.

Debt will meet the “straight debt” safe harbor if (1) neither we, nor any of our controlled taxable REIT subsidiaries (i.e., taxable REIT subsidiaries more than 50% of the vote or value of the outstanding stock of which is directly or indirectly owned by us), own any securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer’s outstanding securities, as calculated under the Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect of changing the effective yield of maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity or (ii) 0.25%, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

We believe that the aggregate value of our interests in our taxable REIT subsidiaries does not exceed, and in the future will not exceed, 20% of the aggregate value of our gross assets. As of each relevant testing date prior to the election to treat each corporate subsidiary of Public Storage or any other corporation in which we own an interest as a taxable REIT subsidiary, we believe we did not own more than 10% of the voting securities of any such entity. In addition, we believe that as of each relevant testing date prior to the election to treat each corporate subsidiary of Public Storage or any other corporation in which we own an interest as a taxable REIT subsidiary of Public Storage, our pro rata share of the value of the securities, including debt, of any such corporation or other issuer did not exceed 5% of the total value of our assets.

With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that it complies with the 10% voting securities test and 10% value test with respect to each such issuer. However, no independent appraisals have been obtained to support these conclusions. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations.

The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests solely by reason of changes in the relative values of our assets. If failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions described in the next paragraph.

The failure to satisfy the asset tests can be remedied even after the 30-day cure period under certain circumstances. If the total value of the assets that caused a failure of the 5% asset test, the 10% voting securities test or the 10% value test does not exceed either 1% of our assets at the end of the relevant quarter or $10,000,000, we can cure such a failure by disposing of sufficient assets to cure such a violation within six months following the last day of the quarter in which we first identify the failure of the asset test. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, we can avoid disqualification as a REIT if the violation is due to reasonable cause and we dispose of an amount of assets sufficient to cure such violation within the six-month period described in the preceding sentence, pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets during the period of time that the assets were held as nonqualifying assets, and file in accordance with applicable Treasury regulations a schedule with the IRS that describes the assets. The applicable Treasury regulations are yet to be issued. Thus, it is not possible to state with precision under what circumstances we would be entitled to the benefit of these provisions.

Annual Distribution Requirements Applicable to REITs. To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends-paid deduction and our net capital gain; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

In addition, for purposes of this test, non-cash income includes a portion of the income attributable to leveled stepped rents, original issue discount included in our taxable income and certain income attributable to an investment in a residual interest in a REMIC, in both cases without the receipt of a corresponding payment, cancellation of indebtedness, and income from a like-kind exchange that is later determined to be taxable (provided, in this last case, that the failure to qualify as a like-kind exchange was due to reasonable cause and not willful neglect). We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to shareholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by us and received by our shareholders on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for such year and paid on or before the first regular dividend payment date after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions are treated as being received by our shareholders in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. So long as we are classified as a “publicly offered REIT” (i.e., a REIT which is required to file annual and periodic reports with the SEC under the Exchange Act), the preferential dividend rule will not apply to us. However, certain Subsidiary REITs in which we have owned or may own interests, from time to time, might not be treated as publicly offered REITs and, accordingly, the preferential dividend rules would be applicable to such Subsidiary REITs.

To the extent that we either do not distribute all of our net capital gain or we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on that amount at regular corporate tax rates. We intend to make timely distributions sufficient to satisfy these annual distribution requirements. In years prior to 1990, we made distributions in excess of our REIT taxable income. During 1990, we reduced the level of distributions to our shareholders. As a result, distributions paid by us in 1990 were less than 95% of our REIT taxable income for 1990. The same circumstance existed with respect to each year through 2012, with the exception of 2003, 2004 and 2006. We satisfied the REIT distribution requirements for 1990 through 2012 where necessary by attributing distributions in 1991 through 2013 to the prior year’s taxable income. We may be required to continue this pattern of making distributions after the close of a taxable year that are attributed to the prior year for this purpose, but shareholders will be treated for U.S. federal income tax purposes as having received such distributions in the taxable years in which they actually are made. The extent to which we will be required to attribute distributions to the prior year will depend on our operating results and the level of distributions as determined by the board of trustees. As noted below, reliance on subsequent year distributions could cause us to be subject to an excise tax, although we intend to comply with the 85% current distribution requirement under the excise tax in an effort to avoid or minimize any effect of that tax.

To the extent that in the future we may have available net operating losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) will generally not affect the character, in the hands of our shareholders, of any distributions that are actually made as ordinary dividends or capital gains; and (2) cannot be passed through or used by our shareholders. Under Section 172 of the Code, our deduction for any net operating loss carryforwards arising from losses we sustain in taxable years beginning after December 31, 2017, is limited to 80% of our REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of losses may be carried forward indefinitely.

We intend to make timely distributions sufficient to satisfy our annual distribution requirements. Although we anticipate that our cash flow will permit us to make those distributions, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements. Furthermore, under Section 451 of the Code, subject to certain exceptions, we must accrue income for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. In addition, Section 162(m) of the Code places a per-employee limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer and certain other highly compensated executive officers. Recent changes to Section 162(m) eliminated an exception that formerly permitted certain performance-based compensation to be deducted even if in excess of $1 million, which may have the effect of increasing our REIT taxable income. If these timing differences occur, we may find it necessary to arrange for short-term, or possibly long-term, borrowings to fund required distributions or to pay dividends in the form of taxable dividends of our shares.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

We will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding tax year and amounts retained for which U.S. federal income tax was paid if we fail to make the required distribution by the end of a calendar year (taking into account certain distributions declared in the last three months of a calendar year and paid prior to the end of January of the following calendar year). The required distribution for each calendar year is equal to the sum of:

•	85% of our REIT ordinary income for the year;

•	95% of our REIT capital gain net income for the year; and

•	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Interest Deduction Limitation. Section 163(j) of the Code limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, and net operating loss carryforwards. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. If we do not make the election or if the election is determined not to be available with respect to all or certain of our business activities, the interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our taxable REIT subsidiaries to have greater taxable income and thus potentially greater corporate tax liability.

Record-Keeping Requirements. We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

Failure of Public Storage to Qualify as a REIT. If we fail to comply with one or more of the conditions required for qualification as a REIT (other than asset tests and the income tests that have the specific savings clauses discussed above in “—Asset Tests Applicable to REITs,” and “—Income Tests Applicable to REITs”), we can avoid termination of our REIT status by paying a penalty of $50,000 for each such failure, provided that our noncompliance was due to reasonable cause and not willful neglect. If we fail to qualify for taxation as a REIT in any taxable year and the statutory relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, our failure to qualify as a REIT would significantly reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. For taxable years beginning before January 1, 2026, generally U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Alternatively, such dividends paid to U.S. shareholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends-received deduction.

Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. There can be no assurance that we would be entitled to any statutory relief.

Tax Aspects of Investments in Partnerships

In general, partnerships (including PSA OP) are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We would include our allocable share of these partnership items for purposes of computing our REIT taxable income, and for purposes of the various REIT income tests, would include our proportionate share of such partnership items based on our capital interest in such partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets would be based on our proportionate interest in the equity and certain debt securities issued by the partnership). Capital interest in a partnership is calculated based on either the partner’s percentage ownership of the capital of the partnership or based on the allocations provided in the applicable partnership’s operating agreement, using the more conservative calculation. Consequently, to the extent that we hold an equity interest in a partnership, such partnership’s assets and operations may affect our ability to continue to qualify as a REIT, even though we may have no control, or only limited influence, over any such partnership.

Entity Classification. Our ownership of equity interests in a partnership involves special tax considerations, including the possibility of a challenge by the IRS of the status of a subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. In particular, a partnership may be treated as a “publicly traded partnership,” and therefore an association taxable as a corporation, if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If a subsidiary partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, generally would be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and would preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of any one corporation) or the gross income tests as discussed in “—Asset Tests Applicable to REITs” and “—Income Tests Applicable to REITs” above, and in turn would prevent us from qualifying as a REIT. See “—Failure of Public Storage to Qualify as a REIT,” above, for a discussion of the effect of our failure to meet these tests for a taxable year.

In addition, any change in the status of a subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to an Investment in a Partnership. Under the Code and Treasury regulations promulgated thereunder, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution, or the book-tax difference. Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or partnership property that has been revalued on the books of the partnership, must be allocated in a manner so that the contributing partners, or partners who held an interest in the partnership at the time of such revaluation, are charged with the unrealized gain or benefit from the unrealized loss associated with the property at the time of such contribution or revaluation. Any elections or other decisions relating to PSA OP allocations under Section 704(c) of the Code (including whether to use the “traditional method,” the “traditional method with curative allocations” or the “remedial method”) shall be made by our controlled subsidiary, PSOP GP, LLC.

Taxation of U.S. Shareholders

As used in the remainder of this discussion, the term “U.S. shareholder” means a beneficial owner of a Public Storage common share that is, for U.S. federal income tax purposes:

•	a citizen or resident, as defined in Section 7701(b) of the Code, of the U.S.;

•

a corporation, partnership, limited liability company or other entity treated as a corporation or partnership for U.S. federal income tax purposes that was created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia unless, in the case of a partnership or limited liability company, Treasury regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

in general, a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to this date that elect to continue to be treated as U.S. persons, shall also be considered U.S. shareholders.

If you hold our common shares and are not a U.S. shareholder, you are a “non-U.S. shareholder.” If a partnership holds our common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common shares, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common shares.

Distributions by Public Storage—General. As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits that are not designated as capital gains dividends or “qualified dividend income” will be taxable to our taxable U.S. shareholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations. However, for taxable years prior to 2026, generally U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. For purposes of determining whether distributions to holders of common shares or equity shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred shares and then to our outstanding common shares and equity shares.

To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. This treatment will reduce the adjusted tax basis that each U.S. shareholder has in its shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder’s adjusted tax basis in its shares will be taxable as capital gains, provided that the shares have been held as a capital asset, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year that are payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year.

Capital Gain Distributions. We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we properly designate as “capital gain dividends” will be taxable to our taxable U.S. shareholders as gain from the sale or disposition of a capital asset to the extent that such gain does not exceed our actual net capital gain for the taxable year. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of some capital gain dividends as ordinary income.

Instead of paying capital gain dividends, we may designate all or part of our net capital gain as “undistributed capital gain.” We will be subject to tax at regular corporate rates on any undistributed capital gain. A U.S. shareholder will include in its income as long-term capital gains its proportionate share of such undistributed capital gain and will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gain and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. shareholder’s tax liability on the undistributed capital gain. A U.S. shareholder will increase the basis in its common shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. shareholder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

(1)	a 20% rate gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 20%; or

(2)	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%.

Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on those dividends. The maximum amount of dividends that we may designate as capital gain and as “qualified dividend income” (discussed below) with respect to any taxable year may not exceed the dividends actually paid by us with respect to such year, including dividends paid by us in the succeeding tax year that relate back to the prior tax year for purposes of determining our dividends-paid deduction.

Qualified Dividend Income. With respect to shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that the shareholder has held the common shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common shares become ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)

the qualified dividend income received by us during such taxable year from non-REIT C corporations (including our corporate subsidiaries, other than qualified REIT subsidiaries, and our taxable REIT subsidiaries);

(2)

the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3)

the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a domestic corporation (other than a REIT or a regulated investment company) or a “qualified foreign corporation” and specified holding period requirements and other requirements are met. A foreign corporation (other than a “passive foreign investment company”) will be a qualified foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. We generally expect that an insignificant portion, if any, of our distributions will consist of qualified dividend income. If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as qualified dividend income.

Other Tax Considerations. Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder may elect, depending on its particular situation, to treat capital gain dividends, capital gains from the disposition of shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify shareholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income. U.S. shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.

Sales of Shares. If a U.S. shareholder sells or otherwise disposes of its shares in a taxable transaction, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. This gain or loss will be a capital gain or loss if the shares have been held by the U.S. shareholder as a capital asset. The applicable tax rate will depend on the U.S. shareholder’s holding period in the asset (generally, if an asset has been held for more than one year, such gain or loss will be long-term capital gain or loss) and the U.S. shareholder’s tax bracket. A U.S. shareholder who is an individual or an estate or trust and who has long-term capital gain or loss will be subject to a maximum capital gain rate of 20%. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate shareholders) to a portion of capital gain realized by a noncorporate shareholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at the regular corporate rate regardless of whether their shares are held for more than one year. In general, any loss recognized by a U.S. shareholder upon the sale or other disposition of common shares that have been held for six months or less, after applying the holding period rules, will be treated by such U.S. shareholders as a long-term capital loss, to the extent of distributions received by the U.S. shareholder from us that were required to be treated as long-term capital gains. Shareholders are advised to consult their tax advisors with respect to the capital gain liability.

Medicare Tax. In certain circumstances, certain U.S. shareholders that are individuals, estates, and trusts must pay a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of stock. The temporary 20% deduction allowed by Section 199A of the Code with respect to ordinary REIT dividends received by non-corporate taxpayers is allowed only for purposes of Chapter 1 of the Code and thus is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Chapter 2A of the Code. Prospective investors should consult with their tax advisors regarding this legislation.

Foreign Accounts. Certain payments made to “foreign financial institutions” in respect of accounts of U.S. shareholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. shareholders should consult their tax advisors regarding the effect, if any, of these withholding provisions on their ownership and disposition of their shares. See “—U.S. Taxation of Non-U.S. Shareholders—Withholding on Payments to Certain Foreign Entities.”

Taxation of Tax-Exempt Shareholders

Provided that a tax-exempt shareholder, except certain tax-exempt shareholders described below, has not held its common shares as “debt-financed property” within the meaning of the Code and the shares are not otherwise used in its trade or business, the dividend income from us and gain from the sale of our common shares will not be unrelated business taxable income (“UBTI”) to a tax-exempt shareholder. Generally, “debt-financed property” is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt shareholder.

For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, income from an investment in Public Storage will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult with their tax advisors concerning these set aside and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI if received by any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the REIT. A pension-held REIT includes any REIT if:

•

at least one of such trusts holds more than 25%, by value, of the interests in the REIT, or two or more of such trusts, each of which owns more than 10%, by value, of the interests in the REIT, hold in the aggregate more than 50%, by value, of the interests in the REIT; and

•

it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust, rather than by the trust itself.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held requirement” without relying upon the “look-through” exception with respect to pension trusts. As a result of certain limitations on the transfer and ownership of our shares contained in our organizational documents, we do not expect to be classified as a “pension-held REIT,” and accordingly, the tax treatment described above should be inapplicable to our tax-exempt shareholders.

U.S. Taxation of Non-U.S. Shareholders

The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of our common shares by non-U.S. shareholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or foreign tax consequences that may be relevant to a non-U.S. shareholder in light of its particular circumstances.

Distributions by Public Storage. As described in the discussion below, distributions paid by us with respect to our common shares will be treated for U.S. federal income tax purposes as either:

•	ordinary income dividends;

•	long-term capital gain; or

•	return of capital distributions.

This discussion assumes that our shares will continue to be considered regularly traded on an established securities market located in the U.S. for purposes of the Foreign Investment in Real Property Tax Act (“FIRPTA”) provisions described below. If our shares are no longer regularly traded on an established securities market located in the U.S., the tax considerations described below would differ.

Ordinary Income Dividends. A distribution paid by us to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is paid out of our current or accumulated earnings and profits and:

•	the distribution is not attributable to our net capital gain; or

•

the distribution is attributable to the sale of “U.S. real property interests,” (“USRPIs”), and the non-U.S. common shareholder owns 10% or less of our common shares at all times during the one-year period ending on the date of the distribution.

Ordinary dividends that are effectively connected with a U.S. trade or business of the non-U.S. shareholder will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates in the same manner as U.S. shareholders (including any applicable alternative minimum tax), except that a non-U.S. shareholder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or lower applicable treaty rate).

Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business.

Return of Capital Distributions. A distribution in excess of our current and accumulated earnings and profits will be taxable to a non-U.S. shareholder, if at all, as gain from the sale of common shares to the extent that the distribution exceeds the non-U.S. shareholder’s basis in its common shares (and, as a general matter, subject to U.S. federal income tax to the extent described below in the section entitled “–Sale of Common Shares”). A distribution in excess of our current and accumulated earnings and profits will reduce the non-U.S. shareholder’s basis in its common shares and will not be subject to U.S. federal income to the extent it reduces such non-U.S. shareholder’s basis in its common shares.

We may be required to withhold at least 15% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. shareholder is not liable for tax on the receipt of that distribution. Moreover, if we cannot determine at the time a distribution is made whether or not the distribution will exceed our current and accumulated earnings and profits, we will withhold on the distribution at a rate not less than that applicable to ordinary income dividends. However, as a general matter, the non-U.S. shareholder may seek a refund of these amounts from the IRS if the non-U.S. shareholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Capital Gain Dividends. A distribution paid by us to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:

Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPI generally will not be subject to U.S. tax in the hands of the non-U.S. shareholder unless:

•

the non-U.S. shareholder’s investment in our common shares is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the branch profits tax at a rate of 30% (or lower applicable treaty rate); or

•

the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

Under FIRPTA, distributions that are attributable to gain from the sales by us of USRPIs and paid to a non-U.S. shareholder that owns more than 10% of the value of the relevant class of shares at any time during the one-year period ending on the date of the distribution will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend.

Any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder that owns more than 10% of the value of the relevant class of shares at any time during the one-year period ending on the date of the distribution will be subject to special withholding rules under FIRPTA. We will be required to withhold and remit to the IRS 21% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. shareholder, whether or not the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability or refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our shares. Furthermore, distributions to “qualified foreign pension funds” (as defined in the Code) or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. shareholders should consult their tax advisors regarding the application of these rules.

Undistributed Capital Gain. Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. shareholder would be able to offset as a credit against its U.S. federal income tax liability resulting therefrom its proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gain to the non-U.S. shareholder, and generally to receive from the IRS a refund to the extent its proportionate share of the tax paid by us were to exceed the non-U.S. shareholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax advisor regarding the taxation of such undistributed capital gain.

Sale of Common Shares. Gain recognized by a non-U.S. shareholder upon the sale or exchange of our common shares generally would not be subject to U.S. taxation unless:

(1)	the investment in our common shares is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as domestic shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or lower applicable treaty rate);

(2)

the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains from U.S. sources for the taxable year; or

(3)	our common shares constitute a USRPI within the meaning of FIRPTA, as described below.

Our common shares will not constitute a USRPI if we are a domestically controlled REIT. We intend to take the position that we will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our common shares is held directly or indirectly by non-U.S. shareholders. Our declaration of trust contains restrictions designed to protect our status as a domestically-controlled REIT, and we believe that we are a domestically-controlled REIT. If we are a domestically-controlled REIT, gain recognized by a non-U.S. holder upon the sale or exchange of our common shares generally would not be subject to tax under FIRPTA. However, because our common shares are publicly traded, no assurance can be given that we are or will be a domestically controlled REIT. Even if we were not a domestically controlled REIT, a sale of our common shares by a non-U.S. shareholder would nevertheless not be subject to taxation under FIRPTA as a sale of a USRPI if:

•	the class of our shares which is sold or exchanged is “regularly traded,” as defined by applicable Treasury regulations, on an “established securities market” in the U.S., and

•

the selling non-U.S. holder has held no more than 10% of the value of that class of our shares at any time during the shorter of the period during which the non-U.S. holder held that class of shares or the five-year period ending on the date of the sale or exchange.

In addition, dispositions of our shares by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our shares. An actual or deemed disposition of our shares by such shareholders may also be treated as a dividend. Furthermore, dispositions of our shares by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. shareholders should consult their tax advisors regarding the application of these rules.

We believe that we are and will continue to be a domestically controlled qualified investment entity and, therefore, that the sale of our common shares by a non-U.S. shareholder would not be subject to taxation under FIRPTA. Because our shares are publicly traded, however, we cannot guarantee that we are or will continue to be a domestically controlled qualified investment entity. If gain on the sale or exchange of our common shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to regular U.S. federal income tax with respect to any gain in the same manner as a taxable U.S. shareholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such case, under FIRPTA the purchaser of common shares may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Specific wash sale rules applicable to sales of shares in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our common shares even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. shareholder (1) disposes of our common shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. shareholder as gain from the sale or exchange of a USRPI, (2) acquires, or enters into a contract or option to acquire, other common shares during the 61-day period that begins 30 days prior to such ex-dividend date, and (3) if our common shares are “regularly traded” on an established securities market in the United States, such non-U.S. shareholder has owned more than 10% of our outstanding common shares at any time during the one-year period ending on the date of such distribution.

If gain on the sale or exchange of our common shares by a non-U.S. shareholder were subject to taxation under FIRPTA, the non-U.S. shareholder generally would be subject to regular U.S. federal income tax with respect to any gain on a net basis in the same manner as a taxable U.S. shareholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In addition, the transferee of such stock may, in certain circumstances, be required to withhold at least 15% of the proceeds of any such sale or exchange. However, the non-U.S. shareholder generally may seek a refund of these amounts from the IRS if the non-U.S. shareholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Withholding on Payments to Certain Foreign Entities. The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification requirements are satisfied.

Under the applicable Treasury regulations and administrative guidance, FATCA imposes a 30% withholding tax on dividends on, and (subject to the proposed Treasury regulations discussed below) gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless: (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and either certifies it does not have any “substantial United States owners” (as defined in the Code) or identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is exempted under FATCA. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our shares on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued.

If withholding is required under FATCA on a payment related to our shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Information Reporting and Backup Withholding Tax Applicable to Shareholders

U.S. Shareholders. In general, information-reporting requirements will apply to payments of distributions on our common shares and payments of the proceeds of the sale of our common shares to some U.S. shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax on such payments at the rate of 24% if:

(1)	the payee fails to furnish a taxpayer identification number (“TIN”), to the payer or to establish an exemption from backup withholding;

(2)	the IRS notifies the payer that the TIN furnished by the payee is incorrect;

(3)	there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

(4)	there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some shareholders, including corporations, may be exempt from backup withholding. Any amounts that we withhold under the backup withholding rules may be refunded or credited against the U.S. shareholder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS.

Non-U.S. Shareholders. Generally, information reporting will apply to payments of distributions on our common shares, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common shares to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding as described above for U.S. shareholders, or the withholding tax for non-U.S. shareholders, as applicable, unless the non-U.S. shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. shareholder of our common shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership 50% or more of whose interests are held by partners who are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the U.S., then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker unless the broker has documentary evidence as to the non-U.S. shareholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payer. If a non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Because the application of these Treasury regulations varies depending on the shareholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules may be refunded or credited against the non-U.S. shareholder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. Non-U.S. shareholders should consult with their tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Other Tax Consequences for Public Storage and Our Shareholders

We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our shareholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult with their tax advisors regarding the effect of state and local tax laws on an investment in our common shares.

A portion of our income is earned through our taxable REIT subsidiaries. The taxable REIT subsidiaries are subject to U.S. federal, state and local income tax at the full applicable corporate rates and to applicable foreign taxes for our foreign subsidiaries. In addition, a taxable REIT subsidiary will be limited in its ability to deduct interest payments in excess of a certain amount made directly or indirectly to us. To the extent that our taxable REIT subsidiaries and we are required to pay foreign, U.S. federal, state or local taxes, we will have less cash available for distribution to shareholders.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our securities. Investors should consult with their tax advisors regarding the effect of potential changes to the U.S. federal tax laws and on an investment in our shares.

Tax Shelter Reporting

If a holder recognizes a loss as a result of a transaction with respect to our shares of at least (i) for a holder that is an individual, S corporation, trust or a partnership with at least one noncorporate partner, $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

LEGAL OPINIONS

Certain legal matters related to the securities offered pursuant to this prospectus have been passed upon for us by Hogan Lovells US LLP. Hogan Lovells US LLP has delivered an opinion as to our status as a REIT. See “Material U.S. Federal Income Tax Considerations.”

EXPERTS

The consolidated financial statements of Public Storage appearing in Public Storage’s Annual Report on Form 10-K for the year ended December 31, 2023 (including the related notes and schedule appearing therein), and the effectiveness of Public Storage’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.